                                                                    Exhibit 10.1
================================================================================



                                RESALE AGREEMENT

                                  BY AND AMONG

                             SBC COMMUNICATIONS INC.

                        COVAD COMMUNICATIONS GROUP, INC.

                          COVAD COMMUNICATIONS COMPANY

                          DIECA COMMUNICATIONS COMPANY

                              LASER LINK.NET, INC.

================================================================================

                                November 12, 2001

                               TABLE OF CONTENTS

                                                                            Page
Article I       DEFINITIONS ..................................................2

Article II      EFFECTIVE DATE AND TERM ......................................6

    2.1   Effective Date and Term ............................................6

Article III   SALES AND MARKETING OF COVAD PRODUCTS ..........................6

    3.1   Wholesale Sales of Covad Products to SBC ...........................6

    3.2   Resale of Covad Products by SBC ....................................7

    3.3   Prepayment for Services ............................................8

    3.4   Non-Exclusivity ...................................................10

    3.5   Protection of SBC Customer Information ............................10

    3.6   Protection of CPNI ................................................10

    3.7   Law Enforcement Processes .........................................11

Article IV    SYSTEMS INTEGRATION ...........................................11

    4.1   Need For Systems Integration ......................................11

    4.2   Manual Processes ..................................................11

    4.3   API License .......................................................11

Article V     ACKNOWLEDGMENT OF RIGHT TO COMPETE ............................12

    5.1   Acknowledgment of Right to Compete ................................12

Article VI    PRICING AND PAYMENT ...........................................12

    6.1   Product Pricing ...................................................12

    6.2   MFN Pricing .......................................................13

    6.3   Payment Terms .....................................................14

    6.4   Audit Rights ......................................................16

    6.5   Efficiency Gains ..................................................16

Article VII   DELIVERY AND QUALITY OF COVAD PRODUCTS ........................17

    7.1   Competitive Services and Products .................................17

    7.2   Benchmarking of SLAs ..............................................17

    7.3   Content of SLAs ...................................................17

    7.4   Non-Performance of SLAs ...........................................18

    7.5   Regulatory Authority ..............................................18

    7.6   Identification of Technical Difficulties ..........................18

                               TABLE OF CONTENTS
                                  (continued)

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
    7.7   Covad Access to SBC Customer Premises .............................18

    7.8   Covad Facilities ..................................................19

    7.9   Title and Power ...................................................19

    7.10  Customer-Provided Equipment .......................................19

    7.11  Service Charges ...................................................20

    7.12  Removal of Equipment ..............................................20

Article VIII  TERMINATION ...................................................20

    8.1   Termination by Mutual Consent .....................................20

    8.2   Termination by Either Party .......................................20

    8.3   Termination by SBC ................................................21

    8.4   Remedies ..........................................................22

    8.5   Transition ........................................................23

Article IX    SOFTWARE TERMS ................................................24

    9.1   License ...........................................................24

Article X     CONFIDENTIAL AND PROPRIETARY INFORMATION ......................24

   10.1   General ...........................................................24

   10.2   Obligation to Protect Proprietary Information .....................25

   10.3   Judicial or Administrative Proceedings ............................25

   10.4   Loss or Unauthorized Use ..........................................25

   10.5   Proprietary Information Exchange Agreements .......................25

   10.6   Nondisclosure Agreements ..........................................25

   10.7   Termination .......................................................26

   10.8   Irreparable Injury by Disclosure to Competitors ...................26

   10.9   Survival of Nondisclosure Obligations .............................26

Article XI    REGULATORY FILINGS ............................................26

   11.1   Regulatory Submissions ............................................26

   11.2   Modification or Amendment of this Agreement .......................27

Article XII   INDEMNIFICATION ...............................................27

   12.1   General ...........................................................27

                               TABLE OF CONTENTS
                                  (continued)

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   12.2   Notice ............................................................27

   12.3   Assumption of Defense of Claim ....................................28

   12.4   Right of Indemnified Party To Undertake Defense ...................28

   12.5   Claim of Infringement .............................................28

Article XIII    REPRESENTATIONS, WARRANTIES AND COVENANTS ...................29

   13.1   Organization, Standing and Authority ..............................29

   13.2   No Violation ......................................................29

   13.3   Consents and Approvals ............................................29

   13.4   CALEA .............................................................30

Article XIV   LIMITATION OF LIABILITY .......................................30

   14.1   Limited Responsibility ............................................30

   14.2   Limitation of Damages .............................................30

   14.3   Warranty Disclaimer ...............................................30

Article XV    INTELLECTUAL PROPERTY .........................................31

   15.1   Retention of Intellectual Property Rights .........................31

   15.2   Allocation of Intellectual Property Rights ........................31

   15.3   Securing Patent Rights ............................................32

   15.4   Branded Products and Services .....................................32

   15.5   Assignment Documents ..............................................32

   15.6   License to Use Covad Marks ........................................32

   15.7   No Infringement ...................................................34

Article XVI   APPLICABLE TAXES ..............................................34

   16.1   Payment of Taxes ..................................................34

   16.2   Assessments .......................................................34

   16.3   Reimbursement of Taxes on Covad Products ..........................34

   16.4   Certificate of Exemption ..........................................34

   16.5   Tax Indemnification by Covad ......................................35

   16.6   Schedule of Taxes .................................................35

   16.7   Audits ............................................................35

                               TABLE OF CONTENTS
                                  (continued)

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
   16.8   Collection ........................................................36

   16.9   Cooperation .......................................................36

Article XVII  INDEPENDENT CONTRACTOR ........................................37

   17.1   Covad Warranty of Independent Contractor Status ...................37

Article XVIII COVAD'S USE OF SBC SERVICES ...................................38

   18.1   SBC as Preferred Provider .........................................38

Article XIX   MINORITY, WOMEN AND DISABLED VETERANS BUSINESS
              ENTERPRISES....................................................39

   19.1   Covad's Commitment ................................................39

   19.2   Definitions .......................................................39

Article XX    COVENANTS .....................................................40

   20.1   Publicity .........................................................40

   20.2   Third Party Warranties ............................................41

   20.3   Unauthorized Warranties ...........................................41

   20.4   Cooperation .......................................................41

   20.5   Sales by Affiliates ...............................................41

   20.6   Relationship Manager ..............................................41

   20.7   Forecasts .........................................................42

Article XXI   GENERAL .......................................................42

   21.1   Americans With Disabilities Act ...................................42

   21.2   Amendment .........................................................42

   21.3   Assignment ........................................................42

   21.4   Attachments .......................................................42

   21.5   Costs, Expenses and Attorneys' Fees ...............................42

   21.6   Dispute Resolution ................................................43

   21.7   Entire Agreement; Further Agreements ..............................43

   21.8   Environmental Hazard ..............................................43

   21.9   Execution .........................................................43

   21.10  Force Majeure .....................................................43

   21.11  Consent or Agreement ..............................................44

                               TABLE OF CONTENTS
                                  (continued)

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
   21.12  Governing Law .....................................................44

   21.13  Insurance .........................................................44

   21.14  Joint Work Product ................................................44

   21.15  Labor Relations ...................................................44

   21.16  No Solicitation ...................................................45

   21.17  No Waiver .........................................................45

   21.18  Nonexclusive Dealings .............................................45

   21.19  Notices ...........................................................45

   21.20  Relationship of Parties; Independent Contractor ...................46

   21.21  Rules of Construction .............................................47

   21.22  Severability ......................................................47

   21.23  Third Party Beneficiaries; Disclaimer of Agency ...................48




Addendum 1:   Schedule of Services
Addendum 2:        Performance Specifications
Addendum 3:   List of Collateral Agreements
Addendum 4:        API License

                                RESALE AGREEMENT

     This Resale Agreement ("Agreement"), dated as of November 12, 2001 is made by and among SBC Communications Inc., a Delaware corporation having its principal office at 175 East Houston Street, San Antonio, Texas 78205 (together with its affiliates, "SBC"), Covad Communications Group, Inc. ("CGI") a Delaware corporation, Covad Communications Company ("CCC"), a California corporation, DIECA Communications Company ("DIECA"), a Virginia corporation, and Laser Link.net, Inc. ("Laser Link"), a Delaware corporation, each corporation having its principal office at 4520 Burton Drive, Santa Clara, California 95054 (CGI, CCC, DIECA and Laser Link, together with their affiliates, are sometimes hereinafter referred to as "Covad", CCC, DIECA and Laser Link are sometimes hereinafter referred to as the "Operating Companies"). SBC and Covad are individually referred to as a "Party" and collectively referred to as the "Parties."
 -------
                                    RECITALS

     WHEREAS, SBC and Covad are parties to that certain Resale and Marketing Agreement dated as of September 10, 2000 (the "Prior Resale Agreement"), pursuant to which Covad agreed to sell Covad Products (as defined below) to SBC, and granted to SBC the right to market and resell such Covad Products; and

     WHEREAS, said Prior Resale Agreement further required that SBC meet certain sales revenue commitments set forth therein, or make payments of the shortfall, subject to certain terms, conditions and limitations described therein; and

     WHEREAS, SBC and Covad have agreed to terminate the Prior Resale Agreement and certain other agreements entered into contemporaneously therewith, pursuant to the terms of a Termination and Release Agreement of even date herewith, (the "Termination Agreement") while at the same time amending and retaining in full force and effect the Dispute Resolution Agreement (as amended, the "Dispute Resolution Agreement") and the In-Region Wholesale Agreement that were entered into contemporaneously with the Prior Resale Agreement; and

     WHEREAS, SBC desires to continue to have the right, but not the obligation to resell Covad Products to SBC's customers in both Out-of-Region Markets and In-Region Markets, and Covad desires to grant to SBC the right to resell and to sell the Covad Products to SBC on a wholesale basis, on the terms and subject to the conditions set forth herein; and

     WHEREAS, the Parties agree that the Prepayment for Services (as defined below), together with the transactions contemplated by the Collateral Agreements (as defined below), shall constitute a "Conversion Event" under the terms of the Certificate of Designation and Determination of Rights and Preferences of Series A Convertible Preferred Stocks of CGI;

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and the Collateral Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SBC, CGI and the Operating Companies agree as follows:

                                    Article I

                                   DEFINITIONS

     The following definitions shall apply whenever the words appearing in bold are used in the Agreement.

     "Act" or "Communications Act" shall mean the federal Communications Act of 1934, as amended, including by the Telecommunications Act of 1996, and as it may be amended in the future.

     "Affiliate" shall have the meaning assigned thereto pursuant to Rule 405 under the Securities Act of 1933, as amended.

     "Applicable Law" shall mean, with respect to any Party, any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, award, concession, grant franchise, license agreement, or other governmental restriction of any similar form or decision or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Entity, whether in effect as of the date hereof or thereafter, and in each case as amended, applicable to such Party or its Affiliates or their respective assets.

     "Bankruptcy Plan" shall mean that certain Plan of Reorganization of CGI filed by CGI on October 18, 2001, in the Chapter 11 Proceeding Case No. 01-10167 in the United States Bankruptcy Court for the District of Delaware, as such Plan shall have been amended.

     "Business Customer" shall mean an end-user of Covad Products that is located at a business address.

     "Business Day" shall mean a week day except for New Years Day, Martin Luther King Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

     "Change in Control" shall mean the occurrence of any one or more of the following events with respect to any company: (i) any Person or any Group, together with any Affiliates thereof (provided that solely for purposes of this
                                      --------
definition of "Change in Control", a controlled Person shall not be deemed to be an Affiliate of a controlling Person unless the controlling Person has the right or ability to exercise at least 20% of the total voting power of all classes of the controlled Person's capital stock entitled to vote generally in the election of the controlled Person's directors), is or becomes, whether as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions thereto), directly or indirectly, of Stock or other securities of such company entitling or resulting in the ability of such Person or Group and its or their Affiliates to exercise more than 50% of the total voting power of all classes of such company's capital stock entitled to vote generally in the election of such company's directors or (ii) such company shall consolidate with or merge into any other Person, or any other Person shall consolidate with or merge into such company, or such company shall sell, convey, exchange, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (in one transaction or a series of related transactions) to any Person or Group, together with their Affiliates, and, in the case of any such transaction the outstanding Stock of such company is reclassified into, exchanged for or converted into the right to receive any other property or security, unless the stockholders of such company immediately before the consummation of such transaction, own, directly or indirectly, immediately following the consummation of such transaction, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such transaction or the Person acquiring such properties and assets, entitled to vote generally on the election of such resulting or acquiring Person's directors, in substantially the same proportion as their ownership of the Stock of such company immediately before such transaction, or
(iii) the stockholders of such company shall approve any plan or proposal for the liquidation or dissolution of such company, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted such company's board of directors (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of such company was approved by a vote of at least 51% of the directors of such company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such company's board of directors then in office.

     "Collateral Agreements" shall mean the credit agreements, notes, mortgages, security agreements, pledge agreements, amendments and similar documents and instruments executed in connection herewith and listed on Addendum 3 to this Agreement.

     "Covad Network" shall mean the network facilities used by Covad from time to time during the term of this Agreement to provide Telecommunications Service.

     "Covad Products" shall mean (a) Covad's existing DSL and DSL plus IP products and services as set forth in Addendum 1, (b) any future enhancements, upgrades or improvements to such services and (c) any other Telecommunications Service offered by Covad during the term of this Agreement for which an addendum to this Agreement has been executed in accordance with Section 3.1.3.

     "Customer" shall mean a Residential Customer or Business Customer of SBC that is the end-user of the Covad Products resold by SBC.

     "Customer Proprietary Network Information" ("CPNI") shall have the meaning set forth in the Act and the rules and regulations of the FCC.

     "CPE" shall mean customer premises equipment.

     "Data Systems" shall mean the hardware and/or software data processing systems used to process, exchange, analyze, store and retrieve data concerning systems for pre-ordering, ordering, service activation, service assurance and billing (commonly known as operating support systems), and separate technical systems, such as middleware software, that permit the Parties' disparate operating and/or administrative systems to interoperate.

     "Dispute Resolution Agreement" shall have the meaning given in the preamble hereto.

     "Effective Date" shall mean the "Effective Date" as defined in the Bankruptcy Plan; provided that on such date, the transactions contemplated by this Agreement and the Collateral Agreements shall be consummated (and shall be deemed to be so consummated on a simultaneous basis) immediately prior to the consummation of the other transactions contemplated by the Bankruptcy Plan to be consummated on the Effective Date.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "FCC" or "Federal Communications Commission" shall mean the Federal Communications Commission created pursuant to the Act or any successor agency.

     "Governmental Entity" shall mean any government or political subdivision thereof, including without limitation, any regional or municipal authority, any governmental department, ministry, commission, board, bureau, agency, regulatory authority, instrumentality, judicial, or administrative body, having jurisdiction over the matter or matters in question.

     "Group" shall mean any Persons acting together in a manner that would constitute a "group" for purposes of Section 13(d) of the Exchange Act.

     "ILEC" shall mean an incumbent local exchange carrier, as defined in the Act.

     "In-Region Markets" shall mean markets in the states in which SBC's subsidiaries are ILECs.

     "New Special Agent" shall have the meaning given in Section 3.3.4.3.

     "Note" shall mean that certain promissory note of even date herewith issued by CGI in the original principal amount of $50 million, and payable to the order of SBC.

     "Out-of-Region Markets" shall mean markets outside the states in which SBC's subsidiaries are ILECs.

     "Person" shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Entity.

     "Prepayment for Services" shall mean the payment made by SBC to CGI in accordance with Section 3.3.1 hereof, for the purchase of Covad Products in accordance with this Agreement.

     "Prior Resale Agreement" shall have the meaning set forth in the preamble hereto.

     "Proprietary Information" shall mean information of a confidential or proprietary nature that a Party has a right to possess and which that Party maintains in confidence.

     "Regulatory License" shall mean any license, approval, consent, authorization, grant or other authority issued by the FCC, any State public utility commission, municipal or county government or agency or any other governmental consent that is required to perform any activity under this Agreement, but shall not be construed to mean any license, approval, consent, authorization, grant or other authority that may be issued or become available under Section 271 of the Act.

     "Residential Customer" shall mean an end-user of Covad Products that is located at a residential address.

     "SBC Agents" shall have the meaning given in Section 3.3.4.

     "SBC Customer Information" shall mean information concerning any SBC Customer concerning the location, type of service, quantity of service and any information, whether or not included in the foregoing, that is included in the definition of Customer Proprietary Network Information.

     "SBC Resold Product" shall mean any Covad Product resold by SBC and provided by SBC to a Customer.

     "Service Order" shall mean an order for Covad Products submitted by SBC to Covad as set forth in Section 3.1.1.

     "Special Agent" shall have the meaning given in Section 3.3.4.1.

     "Stock" shall mean shares of capital stock, beneficial, partnership or membership interests, participations or other equivalent equity interests (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes common stock and preferred stock.

     "Telecommunications Service" shall mean a telecommunications service as defined in the Act.

     "Term" shall have the meaning given in Section 2.1.

     "Termination Agreement" shall have the meaning set forth in the preamble hereto.

                                   Article II

                             EFFECTIVE DATE AND TERM

2.1      Effective Date and Term.
         -----------------------

         This Agreement shall become effective as of the Effective Date and will terminate on the earlier of (a) December 31, 2011 and (b) any earlier termination pursuant to ARTICLE VI1I (the "Term"). Notwithstanding the foregoing, this Agreement shall not become effective unless and until all of the following conditions precedent have occurred or have been waived in writing by SBC:

2.1.1 The Collateral Agreements and the Termination Agreement shall have been duly executed and delivered, and all conditions precedent to the effectiveness thereof shall have been satisfied.

                                  Article III

                      SALES AND MARKETING OF COVAD PRODUCTS

3.1      Wholesale Sales of Covad Products to SBC.
         ----------------------------------------

3.1.1    Sale of Services to SBC. The Operating Companies shall sell Covad
         -----------------------
         Products to SBC, pursuant to the terms of this Agreement and upon SBC's submission of a Service Order to the Operating Companies for such Covad Products. SBC shall have the right but not the obligation to market and resell all Covad Products to any Customers, for resale in Out-of-Region Markets and In-Region Markets. Covad agrees that an Affiliate of SBC may place orders for, market or sell Covad Products, and that the term "SBC" shall be deemed to refer to an Affiliate, when an Affiliate places an order with the Operating Companies under this Agreement or takes any other action in connection with the ordering, marketing or reselling hereunder.

3.1.2    Ordering Procedures and Intervals. The Operating Companies shall
         ---------------------------------
         provision Covad Products to SBC pursuant to the mutually agreed processes, procedures and forms. In the event that no agreement is reached, or until such agreement is reached, the Operating Companies shall provision Covad Products to SBC pursuant to the processes, procedures and forms that the Operating Companies generally utilize for their larger customers.

3.1.3    New and Enhanced Covad Products. Any new Covad Products or enhancements
         -------------------------------
         to - Covad Products that are commercially released by the Operating Companies during the term of the Resale Agreement shall be made commercially available to SBC for resale pursuant to this Article III at the same time they are commercially available in the market to the Operating Companies or any other Person, upon rates, terms and conditions which comply with Section 6.1. SBC may only purchase new Covad Products after the Parties have agreed to a revised Addendum 1 setting forth the rates, terms, and conditions for such new products. Upon execution of such Addendum, such new products will become Covad Products, and may be marketed to any Customer in accordance with
         Section 3.1.

3.2      Resale of Covad Products by SBC.
         -------------------------------

3.2.1    Sale of Covad Products. SBC shall be entitled at its sole and absolute
         ----------------------
         discretion to advertise, promote and sell any and all Covad Products, including SDSL and ADSL products to any Customers in any market.

3.2.2    No Obligation or Commitment. Notwithstanding any other term or
         ---------------------------
         provision of this Agreement, or any other document or agreement delivered in connection herewith, SBC shall have no duty, obligation or commitment whatsoever, express or implied, to sell any Covad Products.

3.2.3    Customer Premises Equipment. SBC reserves the right to utilize its own
         ---------------------------
         supplier agreements and CPE, subject to Covad's prior approval of product interoperability, which shall not be unreasonably withheld, and certification of all such CPE.

3.2.4    Branding. SBC shall be permitted to offer, market and sell the Covad
         --------
         Products in SBC's own brand name or any brand name selected by SBC, in its sole and absolute discretion and in combination with its own Internet access service, or in combination with any other Internet access service, goods or services from any source. SBC may, in its sole and absolute discretion, co-brand the Covad Products (including all advertisements, brochures, mailings and the like) with the tag line "The Internet as it should be," the Covad name and logo, and the legend "DSL service provided by Covad" or equivalent in conformity with Covad's branding practices.

3.2.5    Relationship with Customer. With respect to any SBC Resold Product,
         --------------------------
         SBC shall have all contractual relationships with Customers, and unless otherwise agreed to in writing by the Parties, shall provide Customers with all aspects of customer care, including but not limited to receiving trouble reports, service inquiries, inquiries concerning billing questions and disputes, change orders, and orders for additional Covad Products. Any dealings Covad may have with a Customer in connection with the provision of SBC Resold Products to that customer shall be as a representative or agent of SBC; provided that Covad shall have no obligation to display logos of SBC or its affiliates or to market SBC products or services unless otherwise agreed by the Parties.

3.3      Prepayment for Services.
         -----------------------

3.3.1 On the Effective Date, SBC shall make the Prepayment for Services in the amount of Seventy Five Million and no/100 Dollars ($75,000,000.00) by wire transfer to an account which shall be designated in writing by Covad to SBC not less than three (3) Business Days prior to the Effective Date.

3.3.2 SBC shall be entitled to draw upon the unused balance of the Prepayment for Services for the purchase of any and all Covad Products provided to any Customer, subject only to the limitations set forth in this Section
         3.3. The Prepayment for Services may not be used for CPE or self-installation kits.

3.3.3 Notwithstanding the foregoing, the utilization of the Prepayment for Services shall be limited as follows: (i) not more than $15 million during the period commencing on November 1, 2001, and ending on December 31, 2002; and (ii) not more than $40 million (including the previously mentioned $15 million) during the period commencing on November 1, 2001, and ending on December 31, 2003. The limits set forth in this Section 3.3.3 shall not preclude SBC from ordering, purchasing or paying for any Covad Products in excess of the amounts to which the Prepayment for Services may be applied.

3.3.4 The Prepayment for Services can be used for all Covad Products provided by Covad on or after the Effective Date, by SBC or, at SBC's option, on behalf of SBC by any Special Agent or New Special Agent (collectively, "SBC Agents"), provided that:

         3.3.4.1 The Prepayment for Services can be used for all Covad Products provided to Prodigy Communications Corp. and Network Access Solutions Corporation, and their respective successors and assigns (each a "Special Agent").

         3.3.4.2 Subject to the limitation set forth in Section 3.3.4.5, all revenues associated with Covad-based end-user lines acquired through SBC's Special Agents may count towards the Prepayment for Services.

         3.3.4.3 SBC shall notify the Operating Companies when SBC establishes a relationship with any additional agents, resellers, strategic partners, channels or aggregators (collectively referred to as "New Special Agents") by sending a letter in the form attached as Exhibit A. No prior notice or approval by the

                      Operating Companies or CGI is required to effect any New Special Agent relationship.

         3.3.4.4 Not later than thirty (30) days following SBC's notification to the Operating Companies of any New Special Agent status, Covad will establish all appropriate and necessary steps to provision, track and count any incremental Covad-based end-user lines as applicable towards the Prepayment for Services.

         3.3.4.5 In the event that SBC's New Special Agent (including for this purpose any third party whose lines are acquired by a Special Agent or a New Special Agent) has Covad-based end-user lines activated prior to (i) the establishment of New Special Agent status with SBC (or in the case of such third party, the acquisition of such third party lines ("Existing New Special Agent Lines"), the revenues from such Existing New Special Agent Lines (including contract renewals) shall not count towards the Prepayment for Services; provided, however, that any end user lines activated by any Special Agent or New Special Agent that has become a directly or indirectly owned consolidated subsidiary of SBC shall count towards the Prepayment for Services.

         3.3.4.6 Except as provided in Section 3.3.4.5, all revenues associated with Covad-based end-user lines activated by New Special Agents, effective upon the expiration of the thirty days prior written notice period of the establishment of New Special Agent status with SBC, shall count towards the Prepayment for Services.

         3.3.4.7 Except as provided in Section 3.3.4.5, revenues arising from and after the Effective Date from SBC's or any SBC Agent's Covad-based end-user lines that were activated under the Prior Resale Agreement shall count against the Prepayment for Services.

         3.3.4.8 SBC will be responsible for the payment obligations, if any, of any Special Agents and New Special Agents for any Covad Products purchased in accordance with this Section 3.3.

3.3.5 If SBC (including for this purpose the SBC Agents) fails to resell Covad Products in accordance with Section 3.3.2 in an amount equal to or greater than $75 million within ten (10) years after the Effective Date, SBC shall forfeit the unused balance of the Prepayment for Services which shall be retained by Covad.

3.3.6    No interest shall accrue on any portion of the Prepayment for Services.

3.3.7 Covad shall have the right to repay in whole or in part any remaining balance of the Prepayment for Services any time after the expiration of nine (9) months after the Effective Date, and upon such repayment Covad shall have no further obligation with respect to the amount of the Prepayment for Services so repaid.

3.3.8 In the event of a subsequent Chapter 11 filing, liquidation or any similar proceeding in which either CGI or any of the Operating Companies is involved as a debtor (a "Subsequent Restructuring"), and in consideration of the Prepayment for Services, Covad will have a repayment obligation in an amount equal to the remaining balance of the Prepayment for Services as of the date of commencement of such Subsequent Restructuring. Notwithstanding any other provision herein, this Prepayment for Services shall not be refundable or repayable fewer than nine months after the Effective Date.

3.3.9 The repayment obligation in respect of the remaining balance of the Prepayment for Services pursuant to this Agreement will be secured by a perfected first lien security interest in the assets as described in and pursuant to the Collateral Agreements.

3.4      Non-Exclusivity.
         ---------------

         Nothing in this Agreement shall be construed to prevent any of the Operating Companies from selling or marketing its services through any and all retail and wholesale channels of its choice, including direct sales, or to prevent SBC from utilizing other channels or aggregators of its choice to sell or market Covad Products or any other services offered or resold by SBC. SBC and SBC Agents may resell Covad Products within both In-Region Markets and Out-of-Region Markets.

3.5      Protection of SBC Customer Information.
         --------------------------------------

         Covad hereby acknowledges and agrees that SBC Customer Information is sensitive and confidential business information that is entitled to treatment as Proprietary Information subject to the provisions of
         ARTICLE X of this Agreement. Covad hereby covenants and agrees that it will not use any SBC Customer Information for any purpose other than that which is necessary for it fulfill its obligations under this Agreement. Covad further hereby covenants and agrees that, in order to assure compliance with this Section 3.5, it shall employ systems and procedures (including employee training as appropriate) that are designed to assure, to the extent practicable, that only those personnel with a need to know in order to provide Covad Products to SBC and to SBC Customers shall have access to SBC Customer Information. Where necessary and appropriate to assure the confidentiality of SBC Customer information, Covad shall restrict access to SBC Customer Information to specified employees. In no event shall Covad allow any of its retail sales employees or agents to access information concerning SBC Customer Information, except that Covad's Chief Executive Officer, Chief Operating Officer, Senior Vice President Sales, or officers holding positions with comparable responsibility may have access to such information on a need to know basis and subject to the confidentiality requirements of ARTICLE X.

3.6      Protection of CPNI.
         ------------------

         Covad shall comply with the provisions of the Act and the rules of the FCC thereunder, and those rules of other Governmental Entities that have jurisdiction over Covad, with respect to CPNI. Covad's obligations under this Section inure to the benefit of SBC and shall be in addition to and notwithstanding any Covad obligation to comply with the Act and the rules of the FCC, except that nothing in this Section shall require Covad to act in a manner inconsistent with the Act or the rules of the FCC.

3.7      Law Enforcement Processes.
         -------------------------

         Each Party shall be responsible for complying with any law enforcement subpoena or similar law enforcement process received by that Party. The Parties shall cooperate as may be necessary to comply with valid law enforcement subpoena and similar processes, including requests to place wire taps, pen registers, or similar devices on end user services, provided, however, that either Party may, in the exercise of its
         --------
         reasonable judgment, challenge the legality of any law enforcement process received by either Party. In such event, the other Party shall cooperate with the Party challenging the law enforcement process.

                                   Article IV

                               SYSTEMS INTEGRATION

4.1      Need For Systems Integration.
         ----------------------------

         The Parties understand and agree that, in order to achieve the purposes of this Agreement, the Parties' networks and Data Systems must communicate and interoperate efficiently and in accordance with reasonable commercial standards, and that SBC desires to have those Data Systems flow through to SBC such data and information as may be necessary for SBC to provide Covad Products to SBC Customers as contemplated by this Agreement. In order to provide this level of interoperability, the Operating Companies shall make available to SBC, as promptly as possible after acceptance by SBC, the electronic Data Systems developed by the Parties for exchanging information related to pre-ordering, ordering, provisioning, service activation, service assurance, maintenance, repair and billing for Covad Products. SBC hereby covenants and agrees that it will not use any of Covad's Data Systems for any purpose other than that which is intended by Covad and is necessary for SBC to perform and fulfill its obligations under this Agreement.

4.2      Manual Processes.
         ----------------

         Pending deployment of the electronic Data Systems, the Operating Companies and SBC shall employ mutually agreed upon manual processes for exchanging information related to pre-ordering, ordering, provisioning, service activation, service assurance, maintenance, repair and billing for Covad Product. The Parties hereby stipulate and agree that these manual processes are interim systems to be used for as limited a period of time as practicable until the Parties develop and deploy electronic Data Systems.

4.3      API License.
         -----------

         Covad's software is typically licensed through a "click-through" agreement by which a representative of the licensee indicates he or she will comply with standard presented terms. So as to avoid requiring Covad to develop a separate "click-through" agreement, the parties agree that representatives of SBC will indicate acceptance of such standard terms, but that such indication of acceptance will not be construed as acceptance of the standard terms and that such standard terms will not apply to SBC's license. Instead, the parties agree the terms set forth in Addendum 4 will govern such license subject to the express terms of this Agreement.

                                   ARTICLE V

                       ACKNOWLEDGMENT OF RIGHT TO COMPETE

5.1      Acknowledgment of Right to Compete.
         ----------------------------------

         Each Party acknowledges and understands that it remains at all times solely responsible for the success and profits of its business, and that the other Party makes no promises, warranties or representations regarding business success or prospects of business success in connection with the provision of the Covad Products being sold and marketed pursuant to this Agreement. Each Party acknowledges and understands that the other Party will continue to market services directly to the public, subject to the terms of this Agreement, and that such marketing may from time to time bring the Parties into direct or indirect competition. Each Party acknowledges and understands that nothing in this Agreement diminishes or restricts in any way the rights of the other Party to engage in competition for customers or to market its services to competitors of the first Party.

                                   ARTICLE VI

                               PRICING AND PAYMENT

6.1      Product Pricing.
         ---------------

6.1.1    Initial Pricing. Beginning on the Effective Date, the initial prices
         ---------------
         that SBC shall receive from the Operating Companies for newly installed Customer Circuits, as defined in Addendum 1, are the prices set forth in Addendum 1, based on Tier 4 pricing, and shall be effective on the first day of the month following the Effective Date. The price invoiced to SBC for Customer Circuits installed prior to first day of the month following the Effective Date shall be adjusted in a revenue neutral manner such that SBC shall receive a blended weighted average monthly recurring price for each Customer Circuit category (e.g., TeleSurfer Plus, TeleSurfer Plus DSL + IP, TeleSpeed 144, TeleSpeed 144 DSL + IP, etc.) that was installed prior to the Effective Date (the "Installed Base Price"). The blended weighted average price for each such Customer Circuit category shall be determined by the following formula:
         [(Installed Customer Circuits for Product A x Price 1) + (Installed Customer Circuits for Product A x Price 2)] divided by Total Installed Customer Circuits for Product A , where Price 1 and Price 2 (and additional prices, if necessary) reflect the Covad price offered to SBC for new installations at the time such Customer Circuit was installed (such methodology shall hereinafter be referred to as the "Weighted Average Method"). The pricing for the initial Installed Base Price based on the Weighted Average Method is attached hereto as Addendum 1A. Under this pricing methodology, SBC will only have two prices on the Effective Date: (a) a price for existing Customer Circuits prior to the Effective Date and (b) a price for newly installed Customer Circuits going forward from the Effective Date.

6.1.2    Annual Pricing Checkpoints; Pricing Tiers. Beginning on the first
         -----------------------------------------
         anniversary of the Effective Date, and then on an annual basis thereafter (each a "Pricing Checkpoint"), SBC's price for newly installed Customer Circuits from and after the Pricing Checkpoint forward shall be adjusted to the lower of (i) the Annual Commitment Tier in Addendum 1 that SBC would qualify for based on the number of Net New Installed Circuits installed during the previous twelve month period immediately preceding such Pricing Checkpoint; and (ii) the Installed Base Commitment Tier in Addendum 1 that SBC would qualify for based on the total number of Net Installed Customer Base Circuits as of the Pricing Checkpoint. At each Pricing Checkpoint, the price for all Customer Circuits installed prior to such Pricing Checkpoint shall be adjusted according to the Weighted Average Method. Under this pricing methodology, SBC will only have two prices at each Pricing Checkpoint:
         (a) a price for existing Customer Circuits and (b) a price for newly installed Customer Circuits going forward. For the purposes of calculating pricing under this Section 6.1, SBC's volume shall be the aggregate of all sales of all Covad Products by SBC, its Affiliates and the SBC Agents .

6.1.3    Maximum Pricing. Except as set forth in Section 8.4.3, in no event
         ---------------
         shall the prices charged to SBC, its Affiliates and the SBC Agents for newly installed Covad Products during the term of this Agreement ever exceed the Tier 4 prices set forth in the initial Addendum 1. This Addendum 1 shall set forth pricing for all Covad Products, including TeleSurfer, TeleSpeed, TeleSoho, TeleExtend (and the IP versions of these Products).

         Addendum 1 will be modified by the Parties to reflect pricing for VBSP and VISP upon execution of mutually acceptable provider agreements for such products. Pricing for products should indicate both (i) DSL only, including additional set-up charges, and (ii) DSL + IP. All additional prices that can be charged, including, but not limited to, installation, customer missed appointments, cancellations, disconnections, upgrades, downgrades, CPE pricing, and extensive inside wiring, shall be listed in the Addendum 1.

6.2      MFN Pricing.
         -----------

         The Operating Companies will offer all Covad Products to SBC, the SBC Affiliates and SBC Agents at prices and upon terms and conditions that are at least as favorable to SBC as those that the Operating Companies provide to other Covad resellers who resell comparable Covad Products at comparable volumes ("MFN Pricing"). MFN Pricing shall only apply to newly installed Covad Products. If Covad provides newly installed Covad Products to another Covad reseller who resells comparable Covad Products at comparable volumes at a price more favorable to such reseller (a "More Favorable Price"), then, beginning on the date that Covad starts providing such other Covad reseller with the More Favorable Price (the "MFN Trigger Date"), Covad shall begin offering SBC the same price for newly installed Covad Products. At any MFN Trigger Date, the price for all Customer Circuits installed prior to such MFN Trigger Date shall be adjusted according to the Weighted Average Method. Under this pricing methodology, SBC will only have two prices at any MFN Trigger Date: (a) a price for existing Customer Circuits and (b) a price for newly installed Customer Circuits going forward. For the purpose of calculating MFN Pricing, SBC's volume shall be the aggregate of all sales of all Covad Products by SBC, its Affiliates and the SBC Agents. Covad shall provide a notice of updated prices to SBC to reflect current MFN Pricing within 15 days after such MFN Trigger Date.

6.3      Payment Terms.
         -------------

6.3.1    Due Date and Invoice. Subject to the provisions of Section 6.3.5, all
         --------------------
         amounts stated on each monthly invoice are due and payable thirty-five
         (35) days from the date of the invoice ("Due Date"); provided, however, that SBC may (i) deduct from any amount due any credit or remedy amount authorized under Article VII for the Operating Companies' failure to meet the identified performance specifications set forth in Addendum 2, and any Disputed Amounts, in accordance with Section 6.3.5. , and (ii) apply all or a portion of the unused balance of the Prepayment for Services as provided in Section 3.3 above, subject to the conditions and limitations set forth in said Section 3.3. SBC shall itemize the credit or remedies that are deducted from the payment, SBC shall remit payment to the Operating Companies at the remittance address. In the event SBC fails to make full payment of the undisputed amounts to the proper address by the Due Date, SBC shall also pay a late fee in the amount of the lesser of one and one-half percent (1 1/2%) of the unpaid balance per month or the maximum lawful rate under applicable state law which shall accrue from the Due Date. SBC acknowledges and understands that all charges are computed exclusive of any applicable federal, state or local use, excise, valued added, gross receipts, sales and privilege taxes, tax or charge levied to support the Universal Service Fund contemplated by the Communications Act, taxes on Payphone Charges, duties, fees or similar liabilities (other than general income or property taxes imposed on Covad), whether charged to or against Covad, or SBC associated with the Covad Products provided to SBC ("Additional Charges"). Such Additional Charges are not classified as Service charges and shall be paid by SBC in addition to all other charges provided for in this Agreement.

6.3.2    Billing Period. The Operating Companies will bill SBC monthly for the
         --------------
         Covad Products provided hereunder. Charges for usage and all prorated monthly recurring charges (prorated monthly charges for Covad Products provided for less than a calendar month), installation and other non-recurring charges shall be billed following the receipt of any such Covad Products. Charges for all monthly recurring charges for full months during which Covad Products are to be provided shall be billed at the beginning of the month in which the Covad Products are to be provided.

6.3.3    Timeliness. The Operating Companies will render invoices for Covad
         ----------
         Products not later than the tenth Business Day after the monthly billing cycle in which any usage is recorded. The Operating Companies shall account, and bill SBC for, not less than (1) 97.0% of all usage no later than the first available monthly billing cycle after the usage is recorded, (2) 98.0% of all usage no later than the second available monthly billing cycle after the usage is recorded and (3) 99.8% of all usage no later than the third available monthly billing cycle after the usage is recorded. The Operating Companies hereby waives all charges for any usage not billed by the fourth billing cycle unless (i) the Operating Companies can document that the delayed billing was caused by SBC, its Affiliates, or the ILEC, (ii) the Parties agree in writing to a longer time period, or (iii) such requirement is otherwise excused under this Agreement. In all events, the Operating Companies' failure to bill for any charge within two years after the date on which the service was rendered shall constitute a waiver of any claim for those charges. This waiver is SBC's sole remedy for invoicing delay.

6.3.4    Accuracy. Unless the Parties agree otherwise in writing, with respect
         --------
         to any monthly billing cycle, the accuracy of the raw billing information that the Operating Companies supplies to SBC with respect to the Covad Products shall be at least equal to the industry standard for similarly situated companies providing similar services (excluding any DSL Affiliate of an ILEC), and in any event shall not be less than 90.0%, where the Operating Companies cannot document that such raw billing inaccuracy was caused by SBC, any of its Affiliates, or the ILEC. Notwithstanding the foregoing, this provision shall not apply to the application of the Prepayment for Services to such invoices, the dispute of which shall be governed by Section 6.3.5 below.

6.3.5    Payment Disputes. If SBC in good faith disputes any portion of an
         ----------------
         invoice it must pay the undisputed amount of the invoice on or before its Due Date and provide written notice to the Operating Companies of the billing dispute within sixty (60) days thereafter. Such notice must include documentation substantiating the dispute. The Parties will make a good faith effort to resolve billing disputes expeditiously. If SBC has already made payment of a disputed charge and a dispute is resolved in favor of SBC, SBC shall receive a credit on its next invoice for the amount determined to be due, including interest in the amount of the lesser of one percent (1%) per month or the maximum rate allowed by law from the date SBC paid the disputed amount.

6.3.6    Suspension of Service. In the event payment in full is not received
         ---------------------
         from SBC on or before ninety (90) days following the Due Date (less any amounts disputed pursuant to Section 6.3.5), the Operating Companies shall have the right, after giving SBC ten (10) days written notice, to suspend all or any portion of the Covad Products provided to SBC. If only a portion of the Covad Products is suspended and SBC does not cure within ten days of such partial suspension, the Operating Companies may suspend all or any additional portions of the Covad Products provided to SBC. The Operating Companies may continue suspension until such time as SBC has paid in full all charges (less any amounts disputed pursuant to Section 6.3.5), then due, including any late fees as specified in this Agreement.

6.4      Audit Rights.
         ------------

         SBC shall have the right to request an independent audit of Covad's books and records by an independent, nationally recognized accounting firm mutually acceptable to SBC and Covad with respect to MFN Pricing as described in Section 6.1 not more than once during each twelve-month period during the Term by giving written notice to Covad.

6.4.1    Scope of Audit. SBC and Covad shall agree upon the scope and
         --------------
         materiality standards aspects of the audit, provided that the audit shall not exceed the scope of MFN pricing as described in Section 6.1. The terms of the engagement of the auditor shall specifically define the scope of the audit and materiality standards, and shall require, in the case of a quantitative evaluation, a valid statistical sampling of any information reviewed. Prior to any audit, the auditor must agree to be bound by a customary non-disclosure agreement. If SBC and Covad are unable to agree upon the selection of the auditor or the scope and materiality standards of the audit, then the matter shall be submitted for resolution under the terms of the Dispute Resolution Agreement.

6.4.2    Cooperation. Covad shall cooperate fully in connection with any audit,
         -----------
         providing access to any and all relevant books, records and contracts and causing its employees, accountants, and other representatives and agents to cooperate fully with the auditor. Covad shall maintain its billing and associated records in accordance with accepted accounting principles and shall retain those books and records for at least two years after an invoice is sent to SBC. If an audit is requested, Covad will retain those books and records until such time as the audit is completed.

6.4.3    Findings. The auditor shall submit to SBC and Covad a full report of
         --------
         the findings of the audit, which report shall specify the conformity or extent of non-conformity with Covad's obligations under this Agreement that were the subject of the audit. The determination of the auditor will be final and binding upon Covad and SBC.

6.4.4    Costs. The audit will be at SBC's expense, unless the auditor
         -----
         determines that Covad has failed to provide MFN Pricing in any material respect (as determined by the auditor), in which case the audit will be at Covad's expense. If the auditor determines that Covad is not in compliance with its obligations that were the subject of the audit, then Covad will make adjustments on a retroactive basis to reflect adjustments in either SBC's or Covad's favor in accordance with the findings of the auditor.

6.5      Efficiency Gains.
         ----------------

         The Parties shall consider methods to equitably share reduced input costs and efficiency gains during the Term of this Agreement that affect the cost of the Covad Products.

                                    ARTICLE VII

                     DELIVERY AND QUALITY OF COVAD PRODUCTS

7.1      Competitive Services and Products.
         ---------------------------------

         The Covad Products shall be competitive from a quality perspective as measured against comparable competitive offerings and shall meet or exceed the quality and performance standards met by the Operating Companies in providing services to others who place a volume of orders with the Operating Companies comparable or less than the volume of orders placed by SBC. The Covad Products that are the subject of this Agreement shall be competitive in characteristics and performance with the products and services SBC is deploying in the In-Region Markets to the extent that Covad is able to secure line-sharing and other arrangements with the relevant ILEC that are the same in term, conditions, and practice as the line-sharing and other arrangements SBC ILECs provide to themselves, or to SBC's advanced services Affiliate. In all events, and subject to Sections 7.4, 8.1 et seq., and 8.2 et seq., the Covad Products shall remain competitive with the service level commitments, operational standards and performance standards the Operating Companies set forth in Addendum 2 ("SLAs"), or as the SLAs may be modified over time pursuant to the benchmarking analysis to be undertaken at least annually pursuant to Section 7.2.

7.2      Benchmarking of SLAs.
         --------------------

         Given the dynamic nature of the telecommunications industry, the Parties recognize that offering high quality, competitive services will necessitate periodic review of the SLAs and their modification over time. Accordingly, the Parties shall review, at least annually, the SLAs to determine whether they are competitive with those offered in the industry so that the Covad Products offered pursuant to this Agreement are of the appropriate competitive quality. The Parties recognize and agree that SBC's ability to solicit potential customers for Covad Products, and the Operating Companies' ability to provide the Covad Products, is dependent on the provision of services of the highest quality and reliability to customers. Where the SLAs are not competitive, the Parties shall adjust them in order to meet, or exceed, industry standards.

7.3      Content of SLAs.
         ---------------

         As set forth more particularly in Addendum 2, the Operating Companies shall offer SLAs covering the Covad Network, the Customer's circuit, and the circuit from the SBC Network to the Covad Network. The SLAs shall contain commitments regarding the following performance parameters: (1) network availability; (2) network delay; (3) message delivery; (4) mean response time; (5) mean time to restore service; and
         (6) ordering system reliability. In addition, the Operating Companies shall offer SLAs covering the work it performs or equipment it provides with respect to (1) customer installation; (2) CPE warranty; and (3) inside wire warranty.

7.4      Non-Performance of SLAs.
         -----------------------

         In the event that the Operating Companies fails to perform in accordance with the SLAs set forth in Addendum 2, the Operating Companies shall compensate SBC as set forth in that Addendum. In addition, Covad shall indemnify SBC for any and all liabilities arising from the Operating Companies' failure to meet the SLAs with Customers to the extent such liability is attributable to the Operating Companies' failure to satisfy the commitments, standards and performance levels set forth in the SLAs.

7.5      Regulatory Authority.
         --------------------

         Covad and SBC shall each maintain and keep in full force and effect any and all Regulatory Licenses necessary for it or its Affiliates to perform its obligations under this Agreement.

7.6      Identification of Technical Difficulties.
         ----------------------------------------

         The Parties shall work together and coordinate their efforts, in accordance with such procedures as they may adopt from time to time and in a manner consistent with the Act, to identify, isolate, and resolve technical difficulties with respect to the Covad Products that are reported by Customers or identified by the Parties. SBC shall refer to the

         Operating Companies any trouble reports received from Customers and, to the extent consistent with the Act, the Operating Companies shall keep SBC advised of its efforts to resolve such trouble.

7.7      Covad Access to SBC Customer Premises.
         -------------------------------------

7.7.1 Where the Operating Companies agrees to install or maintain equipment used in connection with Covad Products resold by SBC that is to be installed on the customer premise, SBC shall take, and shall use commercially reasonable methods to cause its Customers to take, reasonable steps to provide access to premises to the extent reasonably requested by the Operating Companies solely for the provision of Covad Products, or the maintenance of equipment, facilities and systems relating to the Covad Products. The Operating Companies shall notify SBC at least two (2) business days in advance of any regularly scheduled maintenance that will require access to the SBC Customer premises.

7.7.2 The Operating Companies personnel installing or maintaining any equipment used by an SBC Customer in connection with Covad Products shall adhere to the guidelines the Operating Companies has established for conduct on customer premises and to any reasonable guidelines or rules SBC shall establish and provide to the Operating Companies.

7.7.3 The Operating Companies personnel on the premises of an SBC Customer shall not volunteer that Covad is the provider of the Covad Products and, to the extent any inquiries are made of the Operating Companies personnel on the premises of an SBC customer, the Operating Companies personnel shall advise the SBC Customer, its officers, employees, agents, consultants, etc. that the Operating Companies is performing services under contract or agreement with SBC; provided, however, that this provision shall not restrict the display of Covad logos on its employees and their equipment, shall not require the Operating Companies personnel to display SBC logos, or to market SBC products.

7.7.4 The rules set forth in this ARTICLE VII shall apply to any contractor, subcontractor, agent or representative of Covad in the same manner as to Covad and its officers, employees, and agents.

7.8      Covad Facilities.
         ----------------

         SBC shall not, and shall use its reasonable efforts to cause its customers to not, rearrange, disconnect, remove, attempt to repair, or otherwise tamper with any of the facilities or equipment that the Operating Companies installs on SBC's or the customer's premises to deliver the Covad Products, except upon the Operating Companies' consent. Equipment that the Operating Companies provides at a premises for use in connection with Covad Products shall not be used for any purpose other than that for which the Operating Companies provided it. If SBC, SBC Customers, or their agents attempt to operate or maintain any Covad facilities or equipment without Covad's approval, in addition to any other remedies hereunder, SBC shall pay Covad for any actual damage to Covad-owned equipment caused thereby. In no event shall Covad be liable to SBC or any other person for interruption of service, or for any other loss, cost or damage, caused by or related to improper use or maintenance of Covad-owned equipment by SBC, SBC Customers, or any third party not authorized by Covad. Notwithstanding anything in this Section 7.8, SBC shall not be responsible for damage to or failure of Covad equipment resulting from normal wear and tear.

7.9      Title and Power.
         ---------------

         Title to all facilities provided by Covad (except those sold to SBC or SBC Customers) and used to provide the Covad Products shall remain with Covad. The electric power that such facilities consume on the premises of SBC or SBC Customers shall be provided and maintained at the expense of SBC or SBC's Customer.

7.10     Customer-Provided Equipment.
         ---------------------------

         Covad shall not be responsible for the operation of any equipment provided by SBC Customers, who shall be responsible for maintaining the equipment required to provide answer supervision in accordance with Subpart D of part 68 of the Rules of the FCC, as those rules may be amended in the future.

7.11     Service Charges.
         ---------------

         SBC shall be responsible for the payment of services charges, to be billed in accordance with the provisions of Section 6.3.2, for visits by the Operating Companies to the premises when the trouble report results from causes attributable to any party other than Covad.

7.12     Removal of Equipment.
         --------------------

         Where SBC uses Covad equipment in connection with the provision of Covad Products to an SBC Customer whose service is terminated, interrupted or suspended or where Covad equipment is replaced because of a Service upgrade, SBC shall, at Covad's option, either return all Covad-owned equipment to Covad at SBC's expense or allow Covad to remove all Covad-owned equipment. Any Covad equipment returned or removed pursuant to the preceding sentence shall be in good working condition, subject to normal wear and tear, and shall be returned by SBC or reclaimed by Covad, as the case may be, within thirty (30) days of SBC's receipt of Covad's choice of the option selected pursuant to the first sentence of this Section 7.12. Where Covad equipment must be returned for repair, the procedures for handling such matters shall be worked out in advance by the Parties.

                                  Article VIII

                                   TERMINATION

8.1      Termination by Mutual Consent.
         -----------------------------

         This Agreement may be terminated, without penalty or termination charges, by the mutual written consent of all Parties hereto.

8.2      Termination by Either Party.
         ---------------------------

         For the purposes of this Article VIII, CGI and the Operating Companies shall be deemed to be one and the same Party. Either Party may, but shall not be obligated to, terminate this Agreement:

8.2.1    for failure by the other Party to make a payment when due, upon sixty
         (60) days notice in writing to the defaulting Party, except that the defaulting Party may cure the breach upon payment of the amount due within the sixty (60) day notice period; provided, however, that SBC shall not have a right to cure if it fails to make timely payment for three consecutive months, or fails to make timely payment four times in a consecutive twelve (12)-month period;

8.2.2 for a material breach by the other Party of its representations, warranties, covenants, obligations or other agreements contained in this Agreement, any of the Collateral Agreements, the Termination Agreement, or the Dispute Resolution Agreement, after the non-defaulting Party provides sixty (60) days written notice and if the defaulting Party fails to cure to the reasonable satisfaction of the non-defaulting party within such sixty (60) day notice period;

8.2.3 without prior notice in the event that either the Operating Companies or CGI, with respect to SBC's right to terminate, or SBC, with respect to Covad's right to terminate:

         8.2.3.1  ceases to do business as a going concern;

         8.2.3.2 is unable or admits in writing its inability to pay its debts as they become due;

         8.2.3.3 commences or authorizes a voluntary case or other proceeding seeking liquidation, reorganization, suspension of payments or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails to pay a substantial portion of its debts as they become due, or takes any corporate action to authorize any of the foregoing, is insolvent, bankrupt or the subject of a receivership; or

         8.2.3.4 has any substantial part of its property subjected to any levy, seizure, assignment or sale for or by any creditor or governmental agency without such levy, seizure, assignment or sale being released, lifted, reversed, or satisfied within ten
                  (10) days.

8.2.4 In the event that the balance of the Prepayment for Services has been repaid to SBC in full by Covad and/or has been used by SBC.

8.3      Termination by SBC.
         ------------------

         SBC shall have the right to terminate this Agreement:

8.3.1    Failure to Satisfy SLAs.
         -----------------------

         8.3.1.1 for a material breach of the SLAs; provided, however, that a material breach of the SLAs shall only exist if the aggregate monthly credits resulting from breaches of the SLAs exceed 35 % of the total amount invoiced to SBC by the Operating Companies for three (3) consecutive months or for six (6) months in any twelve (12) month period.

         8.3.1.2 Covad shall not be held responsible for failing to meet the performance metrics set forth in Addendum 2 if such failure is due to SBC's, the SBC Agents or any of their Customers' personnel, applications, equipment, or facilities, the ILEC's failure to perform in a timely fashion, provided, however, that where Covad recovers in the form of a cash payment or credit any damages or other compensation from the ILEC as a result of the ILEC's failure to perform, Covad shall reasonably allocate to SBC a portion of that recovery according to the harm suffered by SBC as relative to the harm suffered by Covad and its partners other than SBC. Covad shall be responsible and liable to SBC for the remedies set forth in Addendum 2 where a failure to meet any performance metrics is due to the performance or actions of Covad's contractors and subcontractors.

8.3.2    Change in Control Event.
         -----------------------

         In the event of a Change in Control of CGI or the Operating Companies.

8.3.3    Failure to maintain CO's and MSA.
         --------------------------------

         In the event that the Operating Companies at any time (i) have fewer than 1530 central office locations that are open or (ii) operates in fewer than 84 Metropolitan Service Areas.

8.4      Remedies.
         --------

         The Party having the right to terminate shall exercise such right within a reasonable period of time, but in no event more than one hundred eighty (180) days after actual notice of the event or circumstances permitting termination by such Party.

8.4.1 In the event that SBC terminates this Agreement pursuant to Section 8.2 or 8.3, the Operating Companies shall (a) not assess any termination charges or penalties which may otherwise be charged to SBC under this Agreement, (b) provide SBC, its Affiliates and the SBC Agents and their respective Customers an orderly transition of Covad Products to a new provider in accordance with Section 8.5, and (c) have a repayment obligation, payable on the later to occur of (i) the termination date = set forth in such notice, or (ii) the first Business Day following the nine month anniversary of the Effective Date, to SBC in an amount equal to the remaining balance of the Prepayment for Services as of the date of such notice of termination. In addition to the foregoing, if SBC terminates the Agreement pursuant to Section 8.2 (other than Section 8.2.4) or Section 8.3 (other than Section 8.3.2 or 8.3.3), then the Operating Companies shall reimburse SBC for its out-of-pocket expenses associated with transitioning its Customers to the new DSL provider. In the event that Covad fails to make any required repayment of the balance of Prepayment for Services (the "Required Repayment"), then SBC shall be entitled to exercise any and all of its remedies under the Collateral Agreements in accordance therewith. With respect to Covad Product performance failures, the remedies set forth in this Section
         8.4.1 shall not be available to SBC except as permitted under Section
         8.3.1. Without limitation of the foregoing, in no event shall a Covad Product performance failure constitute an event of termination under 8.2.2.

8.4.2 In the event that Covad terminates this Agreement pursuant to Section 8.2, the Operating Companies shall first apply the remaining balance, if any, of the Prepayment for Services toward any accrued but unpaid amounts due the Operating Companies or CGI under this Agreement. The balance, if any, of the Prepayment for Services shall be held by the Operating Companies for a period ending on December 31, 2011, and may be used by SBC for the purchase of Covad Products as set forth in
         Section 3.3, or, at Covad's option, may be refunded to SBC.

8.4.3 In lieu of exercising its termination right set forth in Section 8.4.2 above, Covad may, at its option, upon the occurrence of an event that would otherwise entitle Covad to terminate this Agreement, elect to maintain this Agreement in full force and effect, provided that (i) SBC shall no longer be entitled to MFN Pricing; (ii) notwithstanding the limits on pricing in Section 6.1, SBC, its Affiliates and the SBC Agents shall be charged at the prices reserved by the Operating Companies for those customers having the lowest volumes, and (iii) the Operating Companies may immediately apply the remaining balance, if any, of the Prepayment for Services toward any accrued but unpaid amounts due the Operating Companies or CGI under this Agreement.

8.5      Transition.
         ----------

         The Parties recognize that the Covad Products are vital to SBC Customers to whom SBC has resold Covad Products and must be continued in accordance with the terms of this Agreement after the cancellation or other termination of the Agreement while SBC transitions to new arrangements required for the continued provision of the Covad Products to SBC Customers. Accordingly, the Parties hereby agree, to cooperate in developing and implementing an orderly and efficient transition that will minimize any adverse effects on (a) the quality and availability of the Covad Products, (b) SBC's ability to provide the quality and variety of services offered to its customers prior to termination, and
         (c) SBC Customers. Unless SBC is in material breach of this Agreement on account of non-payment for Covad Products, Covad will, as part of such transition, and if requested by SBC prior to the expiration of the Term, continue to provide the Covad Products for a period of not less than nine (9) months after the expiration of the Term (or such lesser period as SBC may specify), on the terms and conditions set forth in this Agreement. Beginning nine (9) months after the expiration of the Term, SBC shall pay prevailing market prices charged to similarly situated customers for any Covad Products that SBC purchases from Covad.

                                   Article IX

                                 SOFTWARE TERMS

9.1      License.
         -------

         If and to the extent that SBC, the SBC Agents or SBC Customers require the use of Covad licensed software ("Covad Licensed Software") in order to use the Covad Products supplied under any service order, then SBC, the SBC Agents and SBC Customers shall have a nonexclusive, nontransferable, limited license to use such Covad Licensed Software only and to the extent required to permit delivery and use of the Covad Products. SBC, the SBC Agents and SBC Customers shall in no event be entitled to claim title to or any ownership interest in any Licensed Software (or any derivations or improvements thereto), and SBC, the SBC Agents and SBC Customers shall execute any documentation reasonably required by Covad to document Covad's or its licensor(s)' existing and continued ownership of Licensed Software.

9.1.1 Restrictions. SBC agrees that it shall not, and shall not permit the SBC Agents or its customers, to:

         9.1.1.1 Copy the Covad Licensed Software, except as allowed and permitted by Covad's express written consent.

         9.1.1.2 Reverse engineer, decompile or disassemble the Covad Licensed Software.

         9.1.1.3 Sell, lease, license or sublicense the Covad Licensed Software, except that SBC may sublicense the Covad Licensed Software to SBC Customers on a non-exclusive, non-transferable basis.

         9.1.1.4 Create, write or develop any derivative software or any other software program based on the Covad Licensed Software or any Proprietary Information of Covad.

                                   Article X

                    CONFIDENTIAL AND PROPRIETARY INFORMATION

10.1     General.
         -------

         Each Party shall hold in confidence and withhold from third parties (other than as permitted below) any and all Proprietary Information received pursuant to this Agreement and shall use such Proprietary Information only to fulfill its obligations or enforce its rights hereunder and for no other purposes unless the disclosing Party shall otherwise agree in writing.

10.2     Obligation to Protect Proprietary Information.
         ---------------------------------------------

         Each Party shall use commercially reasonable efforts to safeguard any Proprietary information received pursuant to this Agreement from theft, loss or disclosure to others, and to limit access to Proprietary Information to those officers, directors, and employees within the receiving Party's organization, and subcontractors, consultants, investors, advisors, attorneys, service providers, business partners and others who reasonably require access in order to accomplish the aforesaid purposes. Proprietary Information shall be protected hereunder only if it is identified as proprietary when provided. The receiving Party shall not be liable for unauthorized use or disclosure of any such Proprietary Information if it can establish that the same:
         (i) is or becomes public knowledge or part of the knowledge or literature within the telecommunications industry without breach of this Agreement by the receiving Party; (ii) is known to the receiving Party without restriction as to further disclosure when received; (iii) is independently developed by the receiving Party as demonstrated by written records; or (iv) is or becomes known to the receiving Party from a third party who had a lawful right to disclose it without breach of its contractual obligations. Specific Proprietary Information shall not be deemed to be available to the public or in the possession of the receiving

         Party merely because it is embraced by more general information so available or in the receiving Party's possession.

10.3     Judicial or Administrative Proceedings.
         --------------------------------------

         Should the receiving Party be faced with judicial or administrative governmental action to disclose Proprietary Information received hereunder, said receiving Party shall use commercially reasonable efforts to notify the originating Party in sufficient time to permit the disclosing Party to intervene in response to such action.

10.4     Loss or Unauthorized Use.
         ------------------------

         The receiving Party agrees promptly to notify the disclosing Party of the loss or unauthorized use or disclosure of any Proprietary Information.

10.5     Proprietary Information Exchange Agreements.
         -------------------------------------------

         Each Party shall ensure that all subcontractors providing Proprietary Information to such Party in connection with this Agreement shall enter into a "Proprietary Information Exchange Agreement" or a substantially similar agreement that provides that such Proprietary Information may be disclosed and used by the Parties for the purposes provided in this
         ARTICLE X, subject to providing appropriate assurances of confidentiality, but without requiring further permission from or notice to such subcontractor.

10.6     Nondisclosure Agreements.
         ------------------------

         Each Party shall have any third party, person or entity to whom it provides the Proprietary Information of the other Party agree in writing to be bound to protect such Proprietary Information on the same conditions as set forth in this Agreement.

10.7     Termination.
         -----------

         Upon termination of this Agreement for any reason and subsequent expiration of the transition described in Section 8.5 above, the Parties shall cease use of all Proprietary Information furnished by the other Party and shall, at the direction of the furnishing Party, return or destroy all such Proprietary Information, together with all copies made hereof, except to the extent that the receiving Party retains a license to use such Proprietary Information. Upon request, the receiving Party shall send the other Party a destruction certificate.

10.8     Irreparable Injury by Disclosure to Competitors.
         -----------------------------------------------

         Specifically, but without limiting the foregoing, each Party agrees and acknowledges that the disclosure by a Party of any Proprietary Information to any competitor of a Party could cause irreparable harm to such Party, and agrees not to make such a disclosure. Each Party shall have the right to enforce the provision of this Section by injunctive relief, including specific performance. Personnel of one Party or its Affiliates present at the premises of the other Party or its Affiliates shall refrain from obtaining access to information that is proprietary to the customers of such other Party or its Affiliates. Such personnel shall comply with the other Party's or its Affiliates' reasonable measures established to restrict such access.

10.9     Survival of Nondisclosure Obligations.
         -------------------------------------

         The nondisclosure obligations set forth in this ARTICLE X shall survive the termination of this Agreement for two years.

                                   Article XI

                               REGULATORY FILINGS

11.1     Regulatory Submissions.
         ----------------------

         In the event that either Party reasonably concludes that it is necessary or advisable to file this Agreement with a Governmental Entity or that a Governmental Entity is required to approve or review this Agreement or the arrangement between the Parties, the other Party shall cooperate fully in the preparation and filing of any regulatory filings which may be necessary or appropriate, including, without limitation, providing such information as may reasonably be necessary or which is requested by the Governmental Entity. Where a Party reasonably believes that information to be filed with a Governmental Authority is Proprietary Information, the Parties shall cooperate to obtain such confidential treatment from the Governmental Authority as may reasonably be secured.

11.2     Modification or Amendment of this Agreement.
         -------------------------------------------

         In the event a Governmental Entity with jurisdiction over a Party or both Parties or over this Agreement determines that one or more provisions of this Agreement are unlawful, contrary to public policy or otherwise unenforceable, the Parties will negotiate in good faith to amend the Agreement in order to comply with any such applicable regulatory requirements or policies while preserving the business objectives of both Parties. Either Party may, without the consent of the other Party, appeal or seek reconsideration of any decision or order which holds one or more provisions of this Agreement unlawful, contrary to public policy or otherwise unenforceable, but such appeal or request for reconsideration shall not affect the obligations of the Parties under this Section to negotiate in good faith, unless a stay of the decision or order is obtained and the terms and conditions of the stay are acceptable to both Parties. In such event, the obligations of the Parties to negotiate under this Section shall attach at such time as the stay is lifted and the adverse order or decision is reinstated or become effective or the stay is modified in a manner which a Party reasonably finds unsatisfactory.

                                  Article XII

                                 INDEMNIFICATION

12.1     General.
         -------

         Each Party (the "Indemnifying Party") shall defend, indemnify and hold harmless the other Parties, including any of its Affiliates, officers, directors, shareholders, employees and agents (the "Indemnified Party"), from and against any and all claims, damages, , liabilities whatsoever, including reasonable legal fees and any damages, arising out of, caused by, related to or based upon a claim (a) by a third party for physical property damage, personal injury, or wrongful death, whether sounding in tort or contract, claim of defamation, invasion of privacy or similar claim based on any act or omission of the other Party, its employees, agents or contractors in connection with this Agreement, or (b) that the Indemnifying Party's products or services infringe or violate any copyright, trade secret, trademark or service mark, United States patent or other property right of a third party, or
         (c) that the claimant was "slammed" or "crammed," as those terms are understood in the industry.

12.2     Notice.
         ------

         The Indemnified Party shall promptly notify the Indemnifying Party in writing of any claim that the Indemnified Party reasonably considers subject to the indemnity, giving a description in reasonable detail of the relevant facts on which the claim is based. The Indemnified Party shall provide the Indemnifying Party with all reasonable assistance in investigating, defending, and pursuing such claim at the indemnifying Party's expense. The Indemnifying Party shall not be required to indemnify the Indemnified Party for any settlement entered into without its consent except to the extent set forth in Section 12.4 of this Agreement.

12.3     Assumption of Defense of Claim.
         ------------------------------

         The Indemnifying Party shall assume the defense of any such claim or any litigation resulting from such claim and shall have absolute control over the litigation, including, but not limited to, the selection of counsel, the legal strategy with respect to the claim, and the settlement of such claim, either before or after litigation has commenced. Notwithstanding the preceding sentence, (a) if there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party, other than as a result of monetary damages or monetary payment, the Indemnified Party shall have the right, at its own expense, to participate in the defense of such claim, and (b) to the extent any defense applicable to the Indemnified Party shall involve a conflict of interest (other than the requirement of indemnification) with the Indemnifying Party, the Indemnified Party shall have the right to control such defense at the expense of the Indemnifying Party.

12.4     Right of Indemnified Party To Undertake Defense.
         -----------------------------------------------

         If, within a reasonable period of time after notice of any claim, the Indemnifying Party fails to defend such claim, the Indemnified Party shall have the right to undertake the defense, or compromise or settle such claim on behalf of and for the account and at the risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination of the claim, except to the extent set forth in the last sentence of Section 12.3 of this Agreement.

12.5     Claim of Infringement.
         ---------------------

         In the case of a claim of infringement of any Intellectual Property right, where a court of competent jurisdiction finds such infringement, the Indemnifying Party shall, at its option and expense, use all reasonable efforts either (a) to procure for the Indemnified Party the right to continue to use the product, service or other item as provided for herein, (b) to modify the infringing product, service or other item so that it is noninfringing, without materially altering its performance or function, or (c) to replace the infringing product, service or other item with a substantially equivalent noninfringing item.

                                  Article XIII

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Party hereby represents, warrants and covenants to the other Party as follows:

13.1     Organization, Standing and Authority.
         ------------------------------------

         The Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction where it is incorporated, that it has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein, that all corporate acts and other proceedings required to be taken to authorize the execution, delivery and performance hereof and the consummation of the transactions contemplated herein have been duly and properly taken, and that this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Party, enforceable against it in accordance with its terms.

13.2     No Violation.
         ------------

         The execution and delivery by the Party of this Agreement and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not (a) conflict with or result in any violation of any provision of the articles of incorporation or by-laws, or the comparable organizational documents of the Party, (b) conflict with, result in a violation or breach of, or constitute a default, or give rise to any right of termination, revocation, cancellation, or acceleration, under, any material contract, concession or permit issued to Party, except for any such conflict, violation, breach, default or right which is not reasonably likely to have a material adverse effect on the ability of the Party to consummate the material transactions contemplated by this Agreement, (c) conflict with or result in a violation of any judgment, order, decree, writ, injunction, statute, law, ordinance, concession, permit, rule or regulation applicable to the Party or to the property or assets of the Party, except for any such conflict or violation which is not reasonably likely to have such a material adverse effect, or (d) violate any existing contractual arrangement to which the Party is a party or give rise to a claim against any other Party for inducing a breach of contract or interfering with contractual or other rights, or similar claim.

13.3     Consents and Approvals.
         ----------------------

         No consent, approval, license, permit, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to the Party in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The Party has or will obtain all necessary consents, approvals, authorizations and permits necessary to perform fully hereunder.

13.4     CALEA.
         -----

         Any equipment, facilities or services provided pursuant to this Agreement complies or will comply with the Communications Assistance for Law Enforcement Act ("CALEA").

                                  Article XIV

                             LIMITATION OF LIABILITY

14.1     Limited Responsibility.
         ----------------------

         Each Party shall be responsible for, and only for, services and facilities which are provided by that Party, its Affiliates, authorized agents, subcontractors, or others retained by such persons, and no Party shall bear any responsibility for the services and facilities provided by the other Party, the other Party's Affiliates, agents, subcontractors, or other persons retained by such persons. No Party shall be liable for any act or omission of another telecommunications carrier (other than an Affiliate) providing a portion of a service, unless such telecommunications carrier is an authorized agent, subcontractor or other person retained by the Party providing such service.

14.2     Limitation of Damages.
         ---------------------

         The Parties will not be liable to each other for any indirect, incidental consequential, reliance, or special damages suffered by third parties (including without limitation damages for harm to business, lost revenues, lost savings, or lost profits suffered by such other parties), regardless of the form of action, whether in contract, warranty, strict liability, or tort, including without limitation negligence of any kind whether active or passive, and regardless of whether the Parties knew of the possibility that such damages could result. The Parties hereby release each other and their respective Affiliates, officers, directors, employees, and agents from any such claim. Nothing contained in this Section will limit one Party's liability to another Party for bodily injury, death, or damage to tangible real or tangible personal property proximately caused by a Party's negligent act or omission or that of their respective agents, subcontractors or employees, nor will anything contained in this Section limit the Parties indemnification obligations under ARTICLE XII of this Agreement.

14.3     Warranty Disclaimer.
         -------------------

         EXCEPT AS PROVIDED IN THE SLAs, THE COVAD PRODUCTS AND ALL OTHER PRODUCTS AND SERVICES PROVIDED BY COVAD HEREUNDER ARE PROVIDED ON AN "AS IS" BASIS, AND SBC's, THE SBC AGENTS', AND THEIR RESPECTIVE CUSTOMERS' USE THEREOF IS AT THEIR OWN RISK. COVAD DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. EXCEPT AS PROVIDED IN THE SLA, COVAD DOES NOT WARRANT THAT THE COVAD PRODUCTS WILL PERFORM AT A PARTICULAR SPEED, OR WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE.

                                   Article XV

                              INTELLECTUAL PROPERTY

15.1     Retention of Intellectual Property Rights.
         -----------------------------------------

         Except as otherwise specifically provided in this Agreement, no Party shall be deemed to have offered or granted to any other Party any rights or licenses under any present or future Intellectual Property disclosed or arising pursuant to this Agreement.

15.2     Allocation of Intellectual Property Rights.
         ------------------------------------------

         The right of the Parties to any Intellectual Property that may be created in connection with or as a result of the product or service jointly developed by the Parties or otherwise developed pursuant to this Agreement shall be allocated in connection with the decision of the Parties to develop the product or service. In the absence of such a decision, all Intellectual Property Rights developed in connection with the joint development of a product or service shall be owned by the Party which initially proposed the product or service in the form of a marketing service description or similar document.

15.2.1 The Party owning Intellectual Property created in the performance of a jointly developed product or service shall grant the other Parties a royalty-free, worldwide, nonexclusive license during the term of this Agreement to use, reproduce, adapt, distribute, perform, display and otherwise practice all such Intellectual Property for their business purposes, including the right to authorize third parties to do the foregoing for the other Party's business purposes.

15.2.2 The Party owning Intellectual Property created in the performance of a jointly developed product or service shall grant the other Parties a perpetual, royalty-free, worldwide, nonexclusive license effective upon the termination or expiration of this Agreement to use, reproduce, adapt, distribute, perform, display, and otherwise practice all such Intellectual Property as may be reasonably necessary to permit the other Parties to continue pursuing their business in substantially the manner that business was pursued prior to any termination or expiration of this Agreement, including the right to authorize third parties to do the foregoing for the purpose of so continuing the other Party's business.

15.3     Securing Patent Rights.
         ----------------------

         The Party owning Intellectual Property created in the performance of a product or service shall have the first right to file patent applications and obtain and maintain patents covering inventions made in the development or implementation of the product or service. In the event that such Party does not file patent applications covering such patentable or potentially patentable inventions promptly after receiving a written request from either of the other Parties, the Party making the request shall have the right, at its option and its cost, to file such patent applications and obtain and maintain patents covering such inventions. In such case, (a) such first Party shall assign to the requesting Party all its right, title and interest in the relevant invention and any resulting patents and cooperate with the requesting Party in filing such patent applications and obtaining such patents, and (b) the requesting Party shall grant such first Party a perpetual, royalty-free, worldwide, nonexclusive license to make, use, offer for sale, sell, import and otherwise practice such invention for its business purposes, including the right to authorize third parties to do the foregoing for such first Party's business purposes.

15.4     Branded Products and Services.
         -----------------------------

         Notwithstanding the foregoing, (a) to the extent that the development of a product or service results in the creation of unique, novel or original branding for an SBC-branded product or service, SBC shall own the Intellectual Property relating to such branding and shall be permitted to establish distribution limitations for such branded product or service, and (b) to the extent that the development of a product or service results in the creation of unique, novel or original branding for a Covad-branded product or service, Covad shall own the Intellectual Property relating to such branding and shall be permitted to establish distribution limitations for such branded product or service. To the extent the branded product or service of one Party may be distributed by the other Party, the Party which owns the Intellectual Property shall set the royalty payment to be paid.

15.5     Assignment Documents.
         --------------------

         Each Party shall sign and deliver any assignment documents, patent applications or other documents reasonably requested by another Party to effectuate the provisions of this ARTICLE XV or the provisions of a scope of work document concerning Intellectual Property.

15.6     License to Use Covad Marks.
         --------------------------

15.6.1 Covad hereby grants to SBC, during the Term of this Agreement, a license giving SBC and the SBC Agents the non-transferable right and authorization to use all trademarks, services marks, and any other intellectual property associated with the Covad Products identified in Addendum 1 and any new products Covad shall offer (collectively "Covad Marks"). SBC and the SBC Agents shall be entitled to use such Covad Marks in connection with offering, marketing and selling the Covad Products and any services related thereto, and in connection with the branding of the Covad Products as set forth in Section 3.2.6 of this Agreement, for so long as this Agreement remains in effect and during any transition period as provided in Section 8.5 above. SBC acknowledges Covad's title to such Covad Marks and the validity of the registration of Covad as the proprietor in the Register of Trademarks or Service Marks. SBC shall not claim any ownership or similar right to the Covad Marks by reason of its use thereof pursuant to this Agreement, and any rights which SBC should otherwise acquire in or to the Covad Marks shall be deemed for the account and benefit of Covad.

15.6.2 SBC shall use its best efforts to preserve the value and validity of the Covad Marks and in particular will:

         (a) Endeavor to create, promote, and retain goodwill in the business of selling the goods and services included under the Covad Marks.

         (b) Give any information as to its use of the Covad Marks which Covad may require and otherwise render any assistance to Covad in maintaining the Covad Marks duly registered, except that Covad shall pay all renewal fees for its Trademarks or Service Marks.

         (c) Use the Covad Marks correctly, spelled as registered and not as a verb or in the plural.

         (d) Refrain from using the Covad Marks unaccompanied by words describing the nature of the goods and services to which they relate unless the Covad Marks in question are capitalized or otherwise distinguished from the surrounding and adjacent text.

15.6.3 In the event that the Covad Marks are to be used with another trademark or service mark or in relation to goods and services under the control of SBC, SBC shall use its best efforts to have both trademarks or service marks represented equally legibly, but nevertheless separated from the other so that each mark appears to be a mark in its own right distinct from the other mark. Any use by SBC of such trademarks or service marks shall be in conformity with Covad's branding guidelines, provided that a copy of such guidelines have been delivered to SBC prior to such use. Any exception to such guidelines must be approved in advance in writing by Covad.

15.6.4 Each Party agrees not to use in its business any other trademark which is similar to or so nearly resembles the other Party's trademarks or service marks or any of them as to be likely to cause deception or confusion.

15.7     No Infringement.
         ---------------

         Covad represents and warrants that its intellectual property and the Covad Marks do not infringe upon any third party copyright, trademark, patent, trade secret or other third party right and, to the best of Covad's knowledge, any of the aforementioned items not created by it, but nevertheless used by it, shall also conform to the foregoing warranty.

                                  ARTICLE XVI

                                APPLICABLE TAXES

16.1     Payment of Taxes.
         ----------------

         Except as otherwise provided herein, each Party shall be fully responsible for the payment of all taxes required by law to be paid by that Party. SBC and Covad agree that Covad will be responsible for paying all existing or future federal, state or local taxes imposed on the receipt of payments made by SBC to Covad under this Agreement.

16.2     Assessments.
         -----------

         SBC is solely responsible for calculating and remitting any and all taxes, fees and assessments, imposed directly on SBC's acquisition and resale of Covad Products under this Agreement and billed directly to SBC (collectively, "SBC Assessments"). Such SBC Assessments may be made by any governmental, quasi-governmental agency or regulatory body and Covad shall not be directly or indirectly responsible in any way for SBC's remitting such SBC Assessments. Covad is solely responsible for calculating and remitting any and all taxes, fees and assessments imposed directly on Covad's provision of materials or services under this Agreement and billed directly to Covad (collectively, "Covad Assessments"). Such Covad Assessments may be made by any governmental, quasi-governmental agency or regulatory body and SBC shall not be directly or indirectly responsible in any way for Covad's remitting such Covad Assessments.

16.3     Reimbursement of Taxes on Covad Products.
         ----------------------------------------

         SBC shall pay to Covad all federal excise or state or local sales or use taxes and fees which Covad is expressly required or permitted by ordinance, statute, regulation or administrative pronouncement to collect from SBC which are associated with SBC's acquisition of Covad Products under this Agreement. All such taxes and fees shall be stated as separate items on a timely invoice that shall comply with the requirements of state law and shall indicate the jurisdiction imposing the tax. Installation and other non-taxable charges, if any, must be separately stated. SBC shall not be obligated to pay any amount otherwise collectable under this Section that is invoiced more than ninety (90) days after the date of the transaction giving rise to such tax or fee.

16.4     Certificate of Exemption.
         ------------------------

         Alternatively, SBC shall provide Covad with a certificate evidencing SBC's exemption from payment of, or liability for the above taxes or fees. For example, to the extent SBC claims that its acquisition of materials or services qualifies for a purchase or sale for resale sales tax exemption, SBC shall furnish Covad with a resale tax exemption certificate as authorized or required by the jurisdiction providing said exemption. If applicable law exempts the purchase from a sales tax but does not also provide an exemption procedure then Covad will not collect such sales tax if SBC furnishes Covad a letter from a Director or higher level executive describing the exemption and identifying the applicable statute, regulation, or other law of the jurisdiction that both allows such exemption and does not require an exemption certificate.

16.5     Tax Indemnification by Covad.
         ----------------------------

         Covad agrees to pay, and to hold SBC harmless from and against, any penalty, interest, additional tax, or other charge that may be levied or assessed as a result of the delay or failure of Covad, for any reason, to pay any tax or file any tax return or information required by law, rule or regulation or by this Agreement to be paid or filed by Covad. Covad agrees to pay and to hold SBC harmless from and against any penalty or sanction assessed as a result of Covad doing business with any country subject to U.S. trade restrictions.

16.6     Schedule of Taxes.
         -----------------

         Following the issuance of an order of materials or supplies under this Agreement, Covad shall within 20 days, (but in no event later than two weeks before delivery of the product under the purchase order) present SBC a schedule of the taxes and fees it proposes to collect from SBC under Section 16.3. Upon SBC's request, the Parties shall consult with respect to the basis and rates upon which Covad shall pay any taxes or fees for which SBC is obligated to reimburse Covad under this Agreement. If SBC determines that in its opinion any such taxes or fees are not payable or should be paid on a basis less than the full price or at rates less than the full tax or fee rate, Covad shall make payment in accordance with such determinations and SBC shall be responsible for such determination. Notwithstanding the foregoing, nothing in this paragraph shall require Covad to provide SBC with a schedule of USF fees.

16.7     Audits.
         ------

         If any taxing authority advises Covad that it intends to audit Covad with respect to any taxes for which SBC is obligated to reimburse Covad under this Agreement, Covad shall: (1) promptly so notify SBC, (2) afford SBC an opportunity to participate on an equal basis with Covad in such audit with respect to such taxes and (3) keep SBC fully informed as to the progress of such audit. Each Party shall bear its own expenses with respect to any such audit, and the responsibility for any additional tax, penalty or interest resulting from such audit shall be determined in accordance with the applicable provisions of this Section. Notwithstanding the above, Covad shall have the right, but not the obligation to take control of an issue in such audit with respect to taxes that SBC is obligated to reimburse Covad. In that event, SBC shall be obligated to pay Covad the amount of tax, interest and penalties that it reasonably believes that it owes, calculated through the date that Covad takes control of the issue in dispute, and Covad shall assume the obligation to pay all additional tax, interest and penalties, and any further costs incurred in continuing to pursue the issue. Covad's failure to comply with the notification requirements of this section shall relieve SBC of its responsibility to reimburse Covad for taxes, interest, and penalties if Covad's failure prejudiced SBC's ability to contest the taxes, interest, or penalties.

16.8     Collection.
         ----------

         In circumstances where collection is sought by a governmental authority for a greater amount of taxes or fees than that so determined by SBC, Covad shall promptly notify SBC. If SBC desires to contest such collection, SBC shall promptly notify Covad. Covad shall cooperate with SBC in contesting such determination, but SBC shall be responsible for, and shall reimburse Covad for any fee, tax, interest, or penalty in excess of its determination. If SBC, Covad, or a governmental authority determines that SBC has reimbursed Covad for taxes or fees in excess of the amount that SBC is obligated to reimburse Covad, SBC and Covad shall consult to determine the appropriate method of recovery of such excess reimbursements. Covad shall credit any excess reimbursements against tax reimbursements or other payments due from SBC if and to the extent, Covad can make corresponding adjustments to its payments to the relevant tax authority. At SBC's request, Covad shall timely file any claims for refund and any other documents required to recover any other excess reimbursements, and shall promptly remit to SBC all such refunds and interest received.

16.9     Cooperation.
         -----------

         SBC and Covad agree that they will reasonably cooperate with each other with respect to any tax planning to minimize taxes, and with respect to any tax audit, tax controversy, tax refund matter, claim, action, or similar proceeding by a taxing authority or other governmental agency. The degree of cooperation contemplated by this section is to enable any tax inquiry or controversy to be resolved expeditiously and includes, but is not limited to, assisting with responses to audit inquiries and producing documents and information.

                                  ARTICLE XVII

                             INDEPENDENT CONTRACTOR

17.1     Covad Warranty of Independent Contractor Status.
         -----------------------------------------------

         Covad warrants to SBC as follows:

17.1.1 Covad is engaged in an independent business and will perform all obligations under this Agreement as an independent contractor and not as the agent or employee of SBC, except as expressly provided in
         Section 3.2.7;

17.1.2 Covad's personnel performing Services shall be considered solely the employee personnel of Covad and not employees or agents of SBC, except as expressly provided in Section 3.2.7;

17.1.3 Covad has and retains the right to exercise full control of and supervision over the performance of the Services and full control over the employment, direction, assignment, compensation, and discharge of all personnel performing the Services;

17.1.4 Covad is solely responsible for all matters relating to compensation, including payment of premium pay for overtime, of all Covad's personnel who perform Services. Covad will pay all employee compensation and related taxes and benefits from its own accounts, without regard to any dispute concerning SBC's liability for payment to Covad under any invoice related to any Service performed by Covad;

17.1.5 Covad is solely responsible for all matters relating to compliance with all employer obligations to withhold employee taxes, pay employee and employer taxes, and file payroll tax returns and information returns under local, state, and federal income tax laws, unemployment compensation insurance and state disability insurance tax laws, and social security and Medicare tax laws, and all other payroll tax laws or similar laws (all collectively hereinafter referred to as "payroll tax obligations") with respect to all Covad personnel providing Services. If any federal, state, or local authority including but not limited to taxing authority may claim that SBC or any subsidiary of SBC is or may be liable for any payroll, payroll tax, or benefit plan obligations, including the payment of interest or penalties, with respect to any such Covad personnel, then Covad shall:

         (a)      cooperate fully in SBC's defense of such claim;

         (b) disclose its income tax returns, payroll tax returns, information returns and transmittals, and associated payment deposits records, canceled checks and instruments, and other such documents reasonably necessary to enable SBC to perfect its defense of such claims, subject to appropriate protections for information deemed confidential by Covad;

         (c) execute and deliver such powers of attorney or other consents as may be necessary to enable SBC to obtain copies of such returns and other documents from the taxing and other authorities that are appropriate or helpful in order to prove compliance with tax and other legal requirements; and

         (d) indemnify and hold SBC harmless from any reasonable cost or expense, and any taxes as well as any interest or penalties;

17.1.6 Covad is and will respond as the employer of all Covad personnel, exclusive of SBC, for purposes of any federal, state, or local taxes, benefits and unemployment insurance law. Covad will indemnify and hold SBC harmless from any claim that SBC's reserve account should be taxed to provide unemployment compensation to any Covad personnel or former Covad personnel based upon Services provided to SBC under this Agreement;

17.1.7 If any Covad personnel makes a claim for employee benefits under any SBC employee benefit plan or for workers' compensation against SBC, then Covad will indemnify and hold harmless SBC from any such claim, including any and all costs an expenses, including interest and penalties; Covad's employee benefit plans and self-employed benefit plans will credit Covad's personnel with all time worked on SBC assignments and all compensation earned on SBC assignments for plan participation purposes, vesting purposes, and benefit accrual purposes, on the same basis as Covad credits time worked on other assignments; and Covad will be responsible for its own acts and those of Covad's personnel during the performance of Covad's obligations under this Agreement.

17.1.8 Each Party and each Party's contractors shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to its employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers' compensation acts or other legal requirements applicable to the employees or the employer-employee relationship. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees.

                                 ARTICLE XVIII

                           COVAD'S USE OF SBC SERVICES

18.1     SBC as Preferred Provider.
         -------------------------

         Covad agrees that in those cities where SBC provides Telecommunications Services, including local and long distance voice, data, wireless and ISP service, Covad will grant SBC the right of first refusal to provide all of such service requirements that Covad obtains from third parties (which shall not include Affiliates of Covad), provided that SBC's price is no higher than other offers for reasonably equivalent services, that the terms, conditions, functionalities and quality of service, when considered as a whole, are reasonably equivalent to competitive options available to Covad, and that SBC can deliver such services in a timely fashion. Nothing in this Section 18.1 shall require Covad to cancel or to breach an existing agreement for such services.

                                  ARTICLE XIX

           MINORITY, WOMEN AND DISABLED VETERANS BUSINESS ENTERPRISES

19.1     Covad's Commitment.
         ------------------

         Covad commits to good faith efforts to develop procedures and policies for the participation of M/WBE and DVBE firms as defined in Section
         19.2 and to develop a
         participation plan with identified participation levels by these firms. Covad commits to institute procedures for tracking, validating and reporting such efforts to SBC.

19.2     Definitions.
         -----------

19.2.1   MBE/WBE.
         -------

         (a) For purchases under this Agreement by Pacific Bell, Pacific Bell Directory, Pacific Bell Mobile Services, Pacific Bell Information Services, Pacific Bell Communications, and any other entity operating principally in California (collectively "California Affiliates"), Minority and Women Business Enterprises (MBEs/WBEs) are defined as businesses which satisfy the requirements of paragraph (c) below and are certified as MBEs/WBEs by the California Public Utilities Commission Clearinghouse ("CPUC-certified").

         (b) For purchases under this Agreement by any entity that is not a California Affiliate, MBEs/WBEs are defined as businesses which satisfy the requirements of paragraph (c) below and are either CPUC-certified or are certified as MBEs/WBEs by a certifying agency recognized by SBC.

         (c) MBEs/WBEs must be at least fifty one percent (51%) owned by a minority individual or group or by one or more women (for publicly-held businesses, at least fifty one percent (51%) of the stock must be owned by one or more of those individuals), and the MBEs/WBEs' management and daily business operations must be controlled by one or more of those individuals, and these individuals must be either U.S. citizens or legal aliens with permanent residence status. For the purpose of this definition, minority group members include male or female Asian Americans, Black Americans, Filipino Americans, Hispanic Americans, Native Americans (i.e., American Indians, Eskimos, Aleuts and Native Hawaiians), Polynesian Americans, and multi-ethnic (i.e., any combination of MBEs and WBEs where no one specific group has a fifty one percent (51%) ownership and control of the business, but when aggregated, the ownership and control combination meets or exceeds the fifty one percent (51%) rule). "Control" in this context means exercising the power to make policy decisions. "Operate" in this context means actively involved in the day-to-day management of the business and not merely acting as officers or directors.

19.2.2   DVBE.

         (a) For purchases under this Agreement by California Affiliates, Disabled Veteran Business Enterprises (DVBEs) are defined as business concerns that satisfy the requirements of paragraph
                  (e) below and are certified as DVBEs by the California State Office of Small and Minority Business (OSMB). The DVBE must be a resident of the State of California, and must satisfy the requirements of Section 19.2.2(c) below.

         (b) For purchases under this Agreement by any entity that is not a California Affiliate, DVBEs are defined as any business concern that satisfies the requirements of paragraph (c) below and is either a defined DVBE for purchases by California Affiliates, or is certified as a DVBE by a certifying agency recognized by SBC.

         (c) The DVBE must be (1) a sole proprietorship at least fifty-one percent (51%) owned by one or more disabled veterans; or (2) a publicly-owned business in which at least fifty-one percent (51%) of the stock is owned by one or more disabled veterans; or (3) a subsidiary which is wholly owned by a parent corporation, but only if at least fifty-one percent (51%) of the voting stock of the parent corporation is owned by one or more disabled veterans; or (4) a joint venture in which at least fifty-one percent (51%) of the joint venture's management and control and earnings are held by one or more disabled veterans. In each case, the management and control of the daily business operations must be by one or more disabled veterans. A disabled veteran is a veteran of the military, naval or air service of the United States with a service-connected disability. "Management and control" in this context means exercising the power to make policy decisions and actively involved in the day-to-day management of the business and not merely acting as officers or directors.

                                   ARTICLE XX

                                   COVENANTS

20.1     Publicity.
         ---------

         The Parties agree to cooperate in the preparation and dissemination of publicity concerning this Agreement. No Party shall make a public announcement about this Agreement or the Parties' discussions related to any aspect of it, without the consent of the other Parties, which consent shall not be unreasonably refused, delayed, or conditioned. Any Party may at any time make announcements which are required by applicable law, regulatory bodies, or stock exchange or stock association rules, so long as the Party so required to make the announcement notifies in advance the other Parties of such requirement and promptly discusses with the other Parties in good faith the wording of any such announcement.

20.2     Third Party Warranties.
         ----------------------

         Each Party shall enforce any rights, warranties, licenses, terms and conditions and other benefits accruing to it under each of its agreements with third parties participating in or providing equipment, software or other services used in connection with the provision of services under this Agreement wherever and whenever such Party's failure to enforce any such rights, warranties, licenses, terms, conditions and other benefits could materially impair its ability to provide such services in accordance with the terms and conditions of the Agreement.

20.3     Unauthorized Warranties.
         -----------------------

         SBC shall not make any warranty or representation with respect to the Covad Products inconsistent with or in addition to any warranty or representation stated in writing by Covad.

20.4     Cooperation.
         -----------

         Each Party shall use its respective commercially reasonable efforts to perform all actions or refrain from performing any action, in either case as reasonably requested by another Party, in connection with the performance of the activities contemplated by this Agreement.

20.5     Sales by Affiliates.
         -------------------

         Covad shall not permit any Covad Affiliate other than the Operating Companies to sell any Covad Products, without SBC's prior written consent.

20.6     Relationship Manager. Each Party shall designate a Relationship Manager
         --------------------
         reasonably acceptable to the other Party to serve as the principal contact for matters related to the relationship between the Parties. The Relationship Manager shall be an employee of the Party and shall be given sufficient power and responsibility by the Party designating the Relationship Manager to carry out the duties of a Relationship Manager. The Relationship Manager for each Party shall serve at the pleasure of the appointing Party, which shall have the right to remove its Relationship Manager at its absolute discretion and to substitute a new Relationship Manager reasonably acceptable to the other Party.

20.7     Forecasts. SBC shall provide the Operating Companies with quarterly
         ---------
         forecasts of its proposed annual sales volumes, including breakdowns between business and consumer products, all of which shall be subject to the confidentiality provisions set forth in ARTICLE X.

                                   ARTICLE XXI

                                     GENERAL

21.1     Americans With Disabilities Act.
         -------------------------------

         The Parties agree to coordinate any activities taken collectively which may be subject to the requirements of the Americans with Disabilities Act (42 U.S.C. ss. 12101) and with the network disclosure rules adopted by the FCC in proceedings to implement that Act or any amendments to that Act.

21.2     Amendment.
         ---------

         No amendment of this Agreement, including any amendment to any Addendum hereto, shall be valid or binding on the Parties unless such amendment shall be in writing and duly executed by an authorized representative of each Party; provided, however, Covad may update the tier pricing in accordance with the last sentence of Section 6.2 without execution by SBC.

21.3     Assignment.
         ----------

         No Party may assign or delegate any of its rights or obligations under this Agreement, except to an Affiliate, without the consent of the other Party.

21.4     Attachments.
         -----------

         Any attachments to this Agreement are incorporated into the Agreement and governed by the terms hereof.

21.5     Costs, Expenses and Attorneys' Fees.
         -----------------------------------

         Except as otherwise specifically agreed in writing, each Party shall be responsible for its own expenses arising under this Agreement, including the preparation of this Agreement.

21.6     Dispute Resolution.
         ------------------

         All disputes and disagreements between the Parties that can not be resolved by mutual agreement regarding or relating to this Agreement (including, but not limited to, the interpretation or construction of this agreement, performance and implementation concerns, and any potential claims, causes of action, lawsuits, arbitration or related disputes), including Attachments to this Agreement, shall be resolved in accordance with the Dispute Resolution Agreement entered into by SBC and Covad on September 10, 2000, as such agreement may be amended from time to time.

21.7     Entire Agreement; Further Agreements.
         ------------------------------------

         This Agreement constitutes the entire agreement and understanding of the Parties hereto with respect to the subject matter contained therein.

21.8     Environmental Hazard.
         --------------------

         Each Party shall be solely responsible at its own expense for the proper handling, storage, transport, treatment, disposal and use of all hazardous substances by such Party and its contractors and agents. For purposes of this Agreement, hazardous substances includes those substances (a) included within the definition of hazardous substance, hazardous waste, hazardous material, toxic substance, solid waste or pollutant or contaminant under any applicable law or (b) listed by any Government Entity as a hazardous substance.

21.9     Execution.
         ---------

         This Agreement may be executed in counterparts each of which copies shall be deemed an original.

21.10    Force Majeure.
         -------------

21.10.1 Neither Party shall be liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence including, without limitation, acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failure, cable cuts, power blackouts, volcanic action, other major environmental disturbances or unusually severe weather conditions. In such event, the Party affected shall, upon giving prompt notice to the other Party, be excused from such performance on a day-today basis to the extent of such interference (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis to the extent such Party's obligations are related to the performance so interfered with). The affected Party shall use its best efforts to avoid or remove the cause of nonperformance and both Parties shall proceed to perform with dispatch once the causes are removed or cease.

21.10.2 Notwithstanding the previous subsection, no delay or other failure to perform shall be excused pursuant to this Section (i) by the acts or omissions of a Party's subcontractors, material men, suppliers or other third persons providing products or services to such Party, unless such acts or omissions are themselves the product of a force majeure condition, and (ii) unless such delay or failure and the consequences thereof are beyond the reasonable control and without the fault or negligence of the Party claiming excusable delay or other failure to perform.

21.11    Consent or Agreement.
         --------------------

         In each case in which a Party's consent approval or agreement is required or requested hereunder, such Party shall not unreasonably withhold or delay such consent or agreement.

21.12    Governing Law.
         -------------

         This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to choice of law provisions.

21.13    Insurance.
         ---------

         At all times during the term of this Agreement or any Operating Agreement, each Party shall keep and maintain in force at its own expense all insurance required by applicable law, including, but not limited to, workers' compensation insurance, and general liability insurance (primary or umbrella) in the amount of ten million dollars ($10,000,000.00) for personal injury or death, property damage, and automobile liability with coverage for bodily injury and property damage; provided, however, that SBC may satisfy its obligations under this Section 21.13 through self insurance, and provided further, that Covad shall be entitled to satisfy its obligations for auto insurance by self insurance. Upon request by any other Party, a Party shall provide to the other Party evidence of such insurance.

21.14    Joint Work Product.
         ------------------

         This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms. In the event of any ambiguities, no inferences shall be drawn against either Party.

21.15    Labor Relations.
         ---------------

         Each Party shall be responsible for labor relations with its own employees. Each Party agrees to notify the other Party as soon as practicable whenever such Party has knowledge that a labor dispute concerning its employees is delaying or threatens to delay such Party's timely performance of its obligations under this Agreement and shall minimize impairment of service to the other Party (by using its management personnel to perform work or by other means) to the extent permitted by Applicable Law.

21.16    No Solicitation.
         ---------------

         During the term of this Agreement and for a period of twelve (12) months thereafter, no Party or its Affiliates or SBC's Agents shall, directly or indirectly, for itself or on behalf of any other Person, induce or attempt to induce any employee of the other Parties or their Affiliates engaged in activities related to this Agreement to leave his or her employment. However, general employment advertisements in media of general or industry specific circulation shall be permissible, and a Party that hires an employee of another Party or its Affiliate due to his or her response to such advertisement(s) shall not be in breach hereunder. This Section 21.16 shall not apply in the event this Agreement is terminated in accordance with Section 8.2.3.1 above.

21.17    No Waiver.
         ---------

         The failure of any Party to insist upon or enforce strict performance by any other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

21.18    Nonexclusive Dealings.
         ---------------------

         This Agreement does not prevent either Party from providing or purchasing services to or from any other person.

21.19    Notices.
         -------

         Any notice, request, instruction or other document to be given hereunder by any Party to any other Party under any section of this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by telex or facsimile, the next day if by express mail or three days after being sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or at such other address for a Party as shall be specified by like notice provided that such notice shall be effective only after receipt thereof):

         If to SBC:                                 Ed Cholerton
                                                    VP Business Development & Alliance Management
                                                    SBC Communications Inc.
                                                    175 East Houston Street
                                                    Rm. 10-E-90
                                                    San Antonio, TX 78205
                                                    Fax:  210-370-1341
                                                    Voice: 210-351-2450

         With a copy (which shall not               Wayne Watts
         constitute notice) to:                     Vice President & Asst. General Counsel
                                                    SBC Communications Inc.
                                                    175 East Houston Street
                                                    Room 4-H-60
                                                    San Antonio, TX 78205
                                                    Fax:  210-351-3257
                                                    Voice  210-351-3476

                                                    Robert Lynch
                                                    Sr. VP & General Counsel-Business & Consumer
                                                    SBC Communications, Inc.
                                                    175 E. Houston Street, Ste. 242
                                                    San Antonio, TX 78205
                                                    Fax: 210-370-1790


                                                    Voice: 210-351-3737

         if to Covad:                               Terry J. Moya
                                                    EVP-External Affairs & Corporate Development
                                                    Covad Communications
                                                    7901 Lowry Blvd.
                                                    Denver, CO 80230
                                                    Fax:  720.208.4450
                                                    Voice:  720.208.4050

         With a copy (which shall not constitute    Dhruv Khanna
         notice) to:                                General Counsel
                                                    Covad Communications
                                                    4250 Burton Drive
                                                    Santa Clara, CA 95054
                                                    Fax:  (408) 987-1111
                                                    Voice:  (408) 987-1102

                                                    Brad Sonnenberg
                                                    Deputy General Counsel
                                                    Covad Communications
                                                    4250 Burton Drive
                                                    Santa Clara, CA 95054
                                                    Fax:  (408) 987-1111
                                                    Voice:  (408) 987-1102


          Any notice given in accordance with this Section 21.19 to Covad shall be deemed to be notice to each of the Operating Companies for all purposes hereunder.

21.20    Relationship of Parties; Independent Contractor.
         -----------------------------------------------

         Each Party shall perform services hereunder as an independent contractor and nothing in this Agreement shall be construed as creating any other relationship between the Parties. The relationship established by this Agreement or any other Operating Agreement shall not render any Party an affiliate of any other Party (or of any of their Affiliates) nor be construed to create a partnership, joint venture, or any other form of legal entity, nor establish any fiduciary relationship among the Parties or any affiliate of any Party. The provision of the services described in this Agreement does not establish any joint undertaking, joint venture, pooling arrangement, partnership, agency, fiduciary relationship or formal business organization of any kind. No Party shall act as or hold itself out as agent for the other Party or create or attempt to create liabilities for any other Party, except to the extent expressly set forth in this Agreement.

21.21    Rules of Construction.
         ---------------------

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires; (b) as used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive; (c) except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section, Schedule, Attachment, Appendix, Addendum or Exhibit is a reference to a Section of this Agreement or a Schedule, Attachment, Appendix, Addendum or Exhibit hereto, and the terms "this Agreement "hereof," "herein," and other like terms refer to this Agreement as a whole, including the Schedules, Attachments, Appendices, Addenda and Exhibits to this Agreement, and not solely to any particular part of this Agreement; (d) the descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement; (e) this Agreement shall be construed to refer to the provision of services in the United States of America; and (f) as used in this Agreement, unless otherwise specifically noted herein, the word "day" or "days" means a calendar day or days, respectively, including weekends and holidays.

21.22    Severability.
         ------------

         In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court or other authority of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, it being the intent of the Parties to maintain the benefit of the bargain for all Parties.

21.23    Third Party Beneficiaries; Disclaimer of Agency.
         -----------------------------------------------

         This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein expressed or implied shall create or be construed to create any third-party beneficiary rights hereunder, other than to permitted assigns. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business. Nothing contained in this Agreement shall be deemed or construed by the Parties or any third party to create the relationship of principal and agent or of partnerships or joint venture.

                        [signatures follow on next page]

IN WITNESS WHEREOF, the Parties have caused this Resale Agreement to be executed by their respective authorized representatives as of the date first written above.



COVAD COMMUNICATIONS                     SBC COMMUNICATIONS INC.
GROUP, INC.

By: _________________________________    By: ___________________________________
Name: _______________________________    Name:  Randall Stephenson
Title: ______________________________    Title: Senior Executive Vice President and Chief
                                                Financial Officer


COVAD COMMUNICATIONS
COMPANY

By: _________________________________
Name: _______________________________
Title: ______________________________


DIECA COMMUNICATIONS
COMPANY

By: _________________________________
Name: _______________________________
Title: ______________________________


LASER LINK.NET, INC.

By: _________________________________
Name: _______________________________
Title: ______________________________

                                   ADDENDUM 3

                          LIST OF COLLATERAL AGREEMENTS

Credit Agreement
Term Loan Note
Subsidiary Guarantees
Pledge Agreements from CGI and each of its subsidiaries
Security Agreements from CGI and each of its subsidiaries
Intellectual Property Security Agreements from CGI and each of its subsidiaries Mortgage
Termination and Release Agreement

                             API License Addendum 4

                    Covad xLink API Specification and Sample

                        Implementation License Agreement
                        --------------------------------

FOR PURPOSES OF THIS LICENSE:

     1. GRANT. Subject to the terms of this License and the Resale Agreement dated as of ________, 2001 (the "Resale Agreement"), by and among Covad Communications Group, Inc., Covad Communications Company ("the Operating Companies"), and SBC Communications Inc. ("SBC"), the Operating Companies hereby grants SBC and the SBC Agents (as defined in the Resale Agreement) (SBC and the SBC Agents are collectively referred to in this License as "Licensee"), for the purposes stated in the Resale Agreement, a license to use the Covad xLink application program interface ("API") specification for DSL provisioning (the "Specification") and a sample implementation of the API specification (the "Sample") (collectively, the "Downloaded Materials") that Licensee's representatives will download from Covad's designated site, along with any documentation that accompanies the Downloaded Materials. The Operating Companies retains all rights to the Downloaded Materials. Licensee may copy, distribute, install, and use the Specification, including distributing to third parties, provided that each copy retains all of the original Specification's proprietary notices and a copy of this license, and provided that the Operating Companies gets attribution for the Specification. All use of the Downloaded Materials shall be further subject to the web site branding and other requirements that are set forth in Schedule A attached hereto, subject to the terms of the Agreement.

     2. RESTRICTIONS. Licensee may not, directly or indirectly, use the Downloaded Materials for any commercial purpose except those specified in the Agreement, nor remove any proprietary notices from the Downloaded Materials. As between the parties, title, ownership rights, and intellectual property rights in and to the Downloaded Materials, and any copies or portions thereof, shall remain in the Operating Companies and its suppliers or licensors (if applicable); and title, ownership rights, and intellectual property rights to any modifications to the Downloaded Materials made by Licensee shall remain in Licensee. Licensee understands that the Operating Companies may modify or discontinue offering the Downloaded Materials at any time. The Downloaded Materials are protected by the copyright laws of the United States and international copyright treaties.

     3. SUPPORT AND UPGRADES. This Agreement entitles Licensee to the support, upgrades, patches, enhancements, and fixes (collectively "Support") for the Downloaded Materials set forth in Schedule A attached hereto. Additional Support for the Downloaded Materials may be made available by the Operating Companies.

     4. WARRANTY AND DISCLAIMER. EXCEPT AS MAY BE PROVIDED IN THE AGREEMENT, THE OPERATING COMPANIES PROVIDES THE DOWNLOADED MATERIALS AND ANY SERVICES THAT LICENSEE RECEIVES "AS IS" AND WITHOUT WARRANTY OF ANY KIND, AND THE OPERATING COMPANIES HEREBY DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, PERFORMANCE, ACCURACY, RELIABILITY AND NON-INFRINGEMENT. THIS DISCLAIMER OF WARRANTY CONSTITUTES AN ESSENTIAL PART OF THIS LICENSE.

     5. TERMINATION. Licensee may terminate this License and the license granted herein at any time by destroying or removing from all hard drives, networks, and other storage media under its control all copies of the Downloaded Materials. The Operating Companies may terminate this License and the license granted herein immediately if Licensee breaches any provision of this License. Upon receiving notice of termination from the Operating Companies, Licensee agrees to destroy or remove from such storage media all copies of the Downloaded Materials. All Sections shall survive termination of this License except Section 3.

     6. EXPORT CONTROLS. Licensee shall comply with all export laws and restrictions and regulations of the Department of Commerce, the United States Department of Treasury Office of Foreign Assets Control ("OFAC"), or other United States or foreign agency or authority, and will not export, or allow the export or re-export of the Downloaded Materials in violation of any such restrictions, laws or regulations. By downloading or using the Downloaded Materials, Licensee is agreeing to the foregoing and represents and warrants that it is not located in, under the control of, or a national or resident of any restricted country or on any such list.

     7. U.S. GOVERNMENT RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restrictions set forth in subparagraphs (a) through (d) of the Commercial Computer-Restricted Rights clause at FAR 52.227-19 when applicable, or in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause in DFARS 252.227-7013, and in similar clauses in the NASA FAR Supplement.

     8. MISCELLANEOUS. This License may be amended only by a writing executed by both parties, in a manner which complies with the terms of the Agreement If any provision of this License is held to be unenforceable for any reason, such provision shall be reformed only to the extent necessary to make it enforceable.

                            Api License -- Appendix A

                                   Schedule A

Technical Support Terms

E-mail support at xlink-support@covad.com. Response time target is 1 business day.

 .    Technical Support Hotline access. Response time target is 1 business day.

 .    Covad Certified Software Vendor (CCSV) referenced on a priority basis.

 .    Reference implementation of the Covad xLink specification provided as a sample.

 .    Access to Covad xLink Beta programs on a priority basis.

Branding

The following are to be displayed in all web screen shots that use the Covad xLink API to connect with Covad:

 . Inserting "DSL provided by Covad" logo HTML in all web-site areas which collect data that is used in Covad xLink API exchanges, (e.g. qualification, order status, order entry tools).

 . Retaining Covad branding and service names on any information returned by Covad through the Covad xLink API, (including Covad names/logos and any service names/speeds).